No. -________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

VG LIFE SCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Florida	33-0814123
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

447 Broadway, 2nd Floor, Unit 103, New York, NY	10013
(Address of principal executive offices)	(Zip Code)

877-646-4833

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.0001 per share	OTC

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer	☒ Smaller reporting company
☒ Emerging growth company

VG LIFE SCIENCES, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

EXPLANATORY NOTE 1

You should rely only on the information contained in this General Form for Registration of Securities on Form 10 (this “Registration Statement”) or to which we have referred you. We have not authorized anyone to provide you with information that is different. You should assume that the information contained in this Registration Statement is accurate as of the date of this Registration Statement only.

On the date of effectiveness of this Registration Statement we will become subject to the requirements of Regulation 13(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will be required to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. The Company does not maintain any website.

As used in this Registration Statement, unless the context otherwise requires the terms “we,” “us,” “our,” and the “Company” refer to VG LIFE SCIENCES, a Florida corporation, and its subsidiaries.

Please see “Risk Factors” beginning on page 8 of this Registration Statement for additional information.

EXPLANATORY NOTE 2

While our corporate name was changed to SB Technology Holdings, Inc. in May 2025, this corporate name change has not been effected in the trading markets, where our corporate name still appears as “VG Life Sciences, Inc.” To effect such corporate name change in the trading markets, we have applied to FINRA for approval. We are unable to predict when FINRA will approve such corporate name change.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information (other than historical facts) set forth in this Registration Statement contains forward-looking statements within the meaning of the Federal Securities Laws, which involve a number of risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Forward-looking statements generally can be identified by use of the words “expect,” “should,” “intend,” “anticipate,” “will,” “project,” “may,” “might,” potential” or “continue” and other similar terms or variations of them or similar terminology. Such forward-looking statements are included under Item 1. “Business” and Item 2. “Financial Information - Management’s Discussion and Analysis of Financial Condition and Results of Operations”. We caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such statements reflect the current views of our management with respect to our operations, results of operations and future financial performance. Forward-looking statements involve a number of risks, uncertainties or other factors beyond our control. Among the more significant risks are:

●	We have no current business operations and have no assets. Unless we obtain additional capital or acquire an operating company, we will not be able to undertake significant business activities.

●	Our business plan contemplates that we will acquire an operating company in exchange for the majority of our common stock. If that occurs, management will determine the nature of the company that is acquired. Investors in our company will have to rely on the business acumen of management in determining that the acquisition is in the best interest of our company. If management lacks sufficient skill to operate successfully, our shares may lose value.

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We caution you that the foregoing list of important factors is not exclusive. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Before investing in our common stock, investors should be aware that the occurrence of the events described under the caption “Risk Factors” and elsewhere in this Registration Statement could have a material adverse effect on our business, results of operations and financial condition.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this Registration Statement to conform these statements to actual results or to changes in our expectations.

Item 1. Business

General Background of the Company

SB Technology Holdings, Inc. (“we”, “us”, “our” or the “Company”) was originally incorporated in the State of Delaware on June 8, 1998, as Hitech Investment, Inc. On April 22, 1999, the Company changed its name to 5 Star Living Online, Inc. On April 20, 2001, the Company entered into an agreement with Viral Genetics, Inc. (Viral), a California corporation, concerning an anticipated merger and, on November 5, 2001, the Company changed its name to Viral Genetics, Inc. On November 13, 2012, the Company changed its name to VG Life Sciences, Inc.

Effective January 27, 2023, pursuant to an Articles of Conversion, the Company converted from a Delaware corporation to a Florida corporation. On May 29, 2025, the Company changed its name to SB Technology Holdings, Inc. However, this corporate name change has not been effected in the trading markets, where our corporate name still appears as “VG Life Sciences, Inc.” To effect such corporate name change in the trading markets, we have applied to FINRA for approval. We are unable to predict when FINRA will approve such corporate name change.

The Company can currently be defined as a “shell” company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Company has no particular acquisitions in mind and has not currently entered into any negotiations regarding such an acquisition. The Company’s officers and directors have not engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date hereof.

Business Objectives of the Company

Since August 2020, management has determined to direct its efforts and limited resources to pursue potential new business and/or acquisition opportunities. The Company does not intend to limit itself to a particular industry and has not established any particular criteria upon which it shall consider a business opportunity. There is no assurance that we will be successful in these efforts.

The Company’s purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an issuer who has complied with the Exchange Act. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature and we have not established any particular criteria upon which we consider a business opportunity. This discussion of the proposed business herein is purposefully general and is not meant to be restrictive of the Company’s broad discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources.

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Management would have substantial flexibility in identifying and selecting a prospective new business opportunity. The Company is dependent on the judgment of its management in connection with this process. There are many criteria that management may deem relevant. In connection with an evaluation of a prospective or potential business opportunity, management may be expected to conduct a due diligence review. A business combination may involve an entity that may be financially unstable or in its early stages of development or growth. In evaluating a prospective business opportunity, management would consider, among other factors, the following:

●	costs associated with pursuing a new business opportunity;

●	the growth potential of the new business opportunity;

●	experiences, skills and availability of additional personnel necessary to pursue a potential new business opportunity;

●	necessary capital requirements;

●	the competitive position of the new business opportunity;

●	stage of business development;

●	the market acceptance of the potential products and services;

●	proprietary features and degree of intellectual property; and

●	the regulatory environment that may be applicable to any prospective business opportunity.

The foregoing criteria are not intended to be exhaustive and there may be other criteria that management may deem relevant. In connection with an evaluation of a prospective or potential business opportunity, management may be expected to conduct a due diligence review.

The time and costs required to pursue new business opportunities, which includes negotiating and documenting relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws, cannot be ascertained with any degree of certainty.

Management intends to devote such time as it deems necessary to carry out our affairs. The exact length of time required for the pursuit of any new potential business opportunities is uncertain. No assurance can be made that we will be successful in our efforts. We cannot project the amount of time that management will devote to the Company’s plan of operation.

Prospective investors in the Company’s common stock will not have an opportunity to evaluate the specific merits or risks of any of the one or more business combinations that we may undertake. A business combination may involve the acquisition of, or merger with, a company that needs to raise substantial additional capital by means of being a publicly-traded company, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, voting control issues and compliance with various federal and state securities laws.

The Company intends to conduct its activities to avoid being classified as an “Investment Company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act and the regulations promulgated thereunder.

The Company voluntarily filed this Registration Statement on Form 10 to make information concerning itself more readily available to the public and to become eligible for listing on the OTCQB market sponsored by OTC Markets Group, Inc. Management believes that being a reporting company under the Exchange Act will enhance the Company’s efforts to acquire or merge with an operating business.

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As a result of the Company’s registration with the SEC, the Company will be obligated to file interim and periodic reports including an annual report with audited financial statements. This obligation will substantially increase the expenses incurred by the Company.

Any entity that is merged into or acquired by us will become subject to the same reporting requirements to which we are subject. Thus, if we successfully complete an acquisition or merger, the acquired entity must have audited financial statements for at least the two most recent fiscal years, or if the acquired entity has been in business for less than two years, audited financial statements must be available from its inception. This requirement limits our possible acquisitions or merger opportunities because many private companies either do not have audited financial statements or are unable to produce audited financial statements without long delay and substantial expense.

The Company’s common stock is subject to quotation on the OTC Markets Group Inc. OTCID Market (“OTCID”) under the symbol VGLS. There is currently only a limited trading market in the Company’s common stock. There can be no assurance that there will be an active trading market for our common stock following the effective date of this Registration Statement under the Exchange Act. If an active trading market commences, there can be no assurance as to the market price of our common stock, whether the trading market will provide liquidity to investors, or whether any trading market will be sustained.

General Overview

Competition

In identifying, evaluating, and selecting a target business or assets, we expect to encounter intense competition from other entities having a business objective similar to ours, including special purpose acquisition companies and venture capital funds. The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and equity financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company’s limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company’s competitors. Many of these entities are well established and have extensive experience identifying and effecting business combinations and acquiring other entities or assets, either directly or through affiliates. Many if not most of these competitors possess far greater financial, human, and other resources compared to our resources. While we believe that there are numerous potential target businesses and assets that we may identify, our ability to compete in acquiring certain of the more desirable target businesses or assets will be limited by our limited financial and human resources. Our inherent competitive limitations are expected by management to give others an advantage in pursuing the acquisition of a target business that we may identify and seek to pursue. Further, any of these limitations may place us at a competitive disadvantage in successfully negotiating a business combination. Management believes that our status as a reporting public entity with potential access to the United States public equity markets may give us a competitive advantage over certain privately held entities having a similar business objective in acquiring a desirable target business with growth potential on favorable terms.

If we succeed in effecting a business combination transaction, there will be, in all likelihood, intense competition from existing competitors of the business we acquire. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including those with far greater financial, marketing, technical and other resources than the competitors in the industry in which we seek to operate. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target business is in a high-growth industry.

Management anticipates that target business candidates will be brought to our attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial and real estate communities, who may present solicited or unsolicited proposals. Management may also bring to our attention target business candidates. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation in connection with a business combination. In no event, however, will we pay management any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

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Employees

Currently, we have two part-time employees, each of whom is an executive officer of the Company. Neither of our employees are covered by a collective bargaining agreement. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

Conflicts of Interest

The Company’s management is not required to commit its full time to the Company’s affairs. As a result, pursuing new business opportunities may require a longer period of time than if management would devote full time to the Company’s affairs. Management is not precluded from serving as an officer or director of any other entity that is engaged in business activities similar to those of the Company. Management has not identified and is not currently negotiating a new business opportunity for us. In the future, management may become associated or affiliated with entities engaged in business activities similar to those we intend to conduct. In such event, management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In the event that management has multiple business affiliations, management may have legal obligations to present certain business opportunities to multiple entities. If a conflict of interest shall arise, management will consider factors such as reporting status, availability of audited financial statements, current capitalization, and the laws of jurisdictions. If several business opportunities or operating entities approach management with respect to a business combination, management will consider the foregoing factors as well as the preferences of the management of the operating company. However, management will act in what we believe will be in the best interests of the shareholders of the Company. The Company shall not enter into a transaction with a target business that is affiliated with management.

Certain Regulatory Matters

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, the Company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

The Company will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the Company’s first public offering of its securities, (b) in which the Company has total annual gross revenue of at least $1.235 billion, or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of the Company’s common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which the Company has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company will have the meaning associated with it in the JOBS Act.

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Additionally, the Company is a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. The Company will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of the Company’s common stock held by non-affiliates exceeds $250 million as of the end of the prior June 30th, or (2) the Company’s annual revenues exceeded $100 million during such completed fiscal year and the market value of the Company’s common stock held by non-affiliates exceeds $700 million as of the prior June 30th.

Item 1A: Risk Factors

RISK FACTORS

The statements contained in this Form 10 that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition, results of operations or prospects could be harmed.

Risks Related to Our Operations

The Company’s search for a business combination target or operating assets, and the performance of the combined company following a business combination, may be adversely impacted by domestic and global politics and economics.

Domestic and global politics and economics could adversely affect us. The economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if concerns relating to domestic and global politics and economics enter a negative trend. The extent to which domestic and global politics and economics impacts our search for a business combination or operating assets will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning domestic and global politics and economics.

If disruptions arise due to domestic and global politics and economics that continue for an extensive period of time, our ability to consummate a business combination or to acquire operating assets, or the operations of a target business (or assets) with which we ultimately consummate a business combination, may be materially adversely affected.

The Company has not identified a target business or assets.

The Company’s efforts in identifying a prospective target business or assets will not be limited to a particular industry and the Company may ultimately acquire a business in any industry management deems appropriate. The Company currently has not selected any target business or assets on which to concentrate our search for a business combination. While the Company intends to focus on target businesses and assets in the United States, we are not limited to United States entities or assets and may consummate a business combination with a target business, or acquire assets that are located, outside of the United States. Accordingly, there is no basis for investors in the Company’s common stock to evaluate the possible merits or risks of the target business, assets, or the particular industry in which we may ultimately operate. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that we acquire assets or effect a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes many industries which experience rapid growth. In addition, although the Company’s management will endeavor to evaluate the risks inherent in a particular industry or target business or assets, we cannot assure you that we will properly ascertain or assess all significant risk factors.

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The selection and evaluation of a target business or assets may be difficult due to our limited resources and limited information on the target business, which could result in an acquisition of a business or assets that is not as profitable as we expected, if at all.

In evaluating a prospective target business and assets, management intends to consider, among other factors, the following:

●	financial condition and results of operation of the target company or assets;

●	growth potential;

●	experience and skill of management and availability of additional personnel;

●	capital requirements;

●	competitive position;

●	stage of development of the products, processes, or services;

●	degree of current or potential market acceptance of the products, processes, or services;

●	proprietary features and degree of intellectual property or other protection of the products, processes, or services;

●	regulatory environment of the industry; and

●	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive and management will weigh and prioritize such factors as management shall determine in its discretion. Any evaluation relating to the merits of a particular business combination or asset acquisition will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination or acquiring assets consistent with our business objective. In evaluating a prospective target business or assets, we will conduct a due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities and properties, as well as review of financial and other information which will be made available to us. However, given our limited resources, the scope of management’s review might be restricted and/or management might not properly ascertain or assess all such risks in connection with such due diligence review. In addition, there may be limited available public information about any target business or asset, which could impair our due diligence review. These circumstances could result in the selection of a target business or asset that is not as profitable as management expected, if at all.

The time and costs required to select and evaluate a target business or assets and to structure and complete the transaction cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business or assets with which a transaction is not ultimately completed will result in a loss to us.

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The Company’s management has broad discretion in the selection of any prospective business combination or asset acquisition.

Any person who invests in the Company’s common stock will do so without an opportunity to evaluate the specific merits or risks of any prospective business combination, asset acquisition or other transaction that may be effected by our Company. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the selection of a prospective business combination or asset acquisition, among other matters. There can be no assurance that determinations made by management will permit us to achieve our business objectives.

The structuring of the acquisition of any target business or asset could result in unfavorable tax treatment to the Company and its shareholders.

We will endeavor to structure a business combination or asset acquisition so as to achieve the most favorable tax treatment to us, the target business and both companies’ shareholders. However, there can be no assurance that the United States Internal Revenue Service or applicable state tax authorities will necessarily agree with the tax treatment of any transaction we consummate. We intend to engage professional service providers to advise us on structuring any acquisition in a tax favorable manner, however, our limited resources may restrict our ability to receive the necessary advisory services.

The time and costs required to structure and complete the transaction cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the structuring of a transaction that is not ultimately completed will result in a loss to us.

Future acquisitions could prove difficult to integrate, disrupt our business, dilute stockholder value and strain our resources.

In the future, we may acquire additional businesses or assets that we believe could complement or expand our business or increase our customer base. Whether we realize the anticipated benefits from these acquisitions and related activities depends, in part, upon our ability to integrate the operations of the acquired business, the performance of the underlying products, services or assets, and the performance of the management team and other personnel of the acquired operations. Integrating the operations of acquired businesses successfully or otherwise realizing any of the anticipated benefits of acquisitions, including anticipated cost savings and additional revenue opportunities, involves a number of potential challenges. The failure to meet these integration challenges could seriously harm our financial condition and results of operations. Realizing the benefits of acquisitions depends in part on the integration of operations, assets and personnel. These integration activities are complex and time-consuming, and we may encounter unexpected difficulties or incur unexpected costs, including:

●	our inability to achieve the operating synergies anticipated in the acquisitions;

●	diversion of management attention from ongoing business concerns to integration matters;

●	difficulties in consolidating and rationalizing IT platforms and administrative infrastructures;

●	complexities associated with managing the geographic separation of the combined businesses and consolidating multiple physical locations where management may determine consolidation is desirable;

●	difficulties in integrating personnel from different corporate cultures while maintaining focus on providing consistent, high quality customer service;

●	possible cash flow interruption or loss of revenue as a result of change of ownership transitional matters; and

●	inability to generate sufficient revenue to offset acquisition costs.

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Acquired businesses or assets may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition, including cyber and other security vulnerabilities and environmental matters. In particular, to the extent that prior owners of any acquired businesses or properties failed to comply with or otherwise violated applicable laws or regulations, including environmental laws and regulations, or failed to fulfill their contractual obligations to the U.S. Government or other customers, we, as the successor owner, may be financially responsible for these violations and failures and may suffer reputational harm or otherwise be adversely affected. Acquisitions also frequently result in the recording of goodwill and other intangible assets that are subject to potential impairment in the future that could harm our financial results. In addition, if we finance acquisitions by issuing debt or equity securities, our existing stockholders may be diluted, which could affect the market price of our stock. Acquisitions and/or the related equity financings could also impact our ability to utilize our NOL carryforwards. As a result, if we fail to properly evaluate acquisitions or investments, we may not achieve the anticipated benefits of any such acquisitions, and we may incur costs in excess of what we anticipate. Acquisitions frequently involve benefits related to integration of operations and assets. The failure to successfully integrate the operations or assets, or to otherwise realize any of the anticipated benefits of the acquisition, could seriously harm our financial condition and results of operations. While we believe that we have established appropriate and adequate procedures and processes to mitigate these risks, there is no assurance that these transactions will be successful.

The Company’s probable lack of business diversification could adversely impact our operations and profitability.

While we may seek to affect business combinations with more than one target business, or to acquire assets in more than one industry or geographical area, it is more probable that we will only have the ability to effect a single business combination or acquire a limited number of assets. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business or a limited number of assets. Unlike other entities which may have the resources to complete several acquisitions of diverse entities or assets, it is probable that we will lack the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination transaction with only a single entity or that involved only a limited amount (or type) of assets, our lack of diversification may subject us to numerous economic, competitive, and regulatory developments, any or all of which may have a material adverse impact upon the particular industry in which we may operate subsequent to a business combination or asset acquisition, and result in our dependency upon the development or value of a single or limited number of products, processes, assets or services.

The Company has limited ability to evaluate the target business’ management.

We cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management of the combined company will have the necessary skills, qualifications, or abilities to manage a public company intending to embark on a program of business development in any industry. Furthermore, the future role of our directors and executive officers, if any, in the target business cannot presently be stated with any certainty.

While it is possible that our directors and executive officers will remain associated in some capacity with the combined company following a business combination, it is unlikely that they will devote their full efforts to our affairs at that time. Moreover, we cannot assure you that our directors and executive officers will have significant experience or knowledge relating to the operations of the particular target business or of the combined company.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of our company or of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge, or experience necessary to enhance the incumbent management.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the years ended December 31, 2024 and 2023 were prepared using the assumption that we will continue our operations as a going concern. Our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our operations are dependent on our ability to raise sufficient capital or complete a business combination or asset acquisition as a result of which we become profitable. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. Although we have some cash on hand, there is not enough cash on hand to fund our administrative expenses and operating expenses for the next twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company’s shares of common stock.

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The Company has a limited operating history and limited resources.

The Company’s recent operations have been limited to seeking a potential business combination or asset acquisition and we have generated no revenues from operations. Investors will have no basis upon which to evaluate the Company’s ability to achieve its business objective, which is to effect a merger, capital stock exchange and/or acquire an operating business or assets. The Company will not generate any revenues until, at the earliest, after the consummation of a business combination or the acquisition of an operating business or assets.

Since the Company has not yet selected a target business or assets with which to complete a transaction, the Company is unable to ascertain the merits or risks associated with any particular business or even the broader target industry.

Since the Company has not yet identified a particular industry or prospective target business or assets, there is no basis for investors to evaluate the possible merits or risks of the target business or assets which the Company may ultimately acquire. If the Company completes a business combination with a financially unstable company or an entity in its development stage, or involving assets of limited or suspect value, the Company may be affected by numerous risks inherent in the operations of those entities or assets. Although management intends to evaluate the risks inherent in a particular industry or target business or assets, the Company cannot assure you that we will properly ascertain or assess all of the significant risk factors. There can be no assurance that any prospective business combination or asset acquisition will benefit shareholders or prove to be more favorable to shareholders than any other investment that may be made by shareholders and investors.

Management might not properly evaluate a number of potential unspecified or unascertainable risks before consummating a transaction.

There is no basis for shareholders to evaluate the possible merits or risks of potential business combination. To the extent that the Company affects a business combination with a financially unstable operating company or an entity that is in its early stage of development or growth, the Company will become subject to numerous risks. If the Company effects a business combination with an entity in a high-risk industry, the Company will become subject to the currently unascertainable risks of that industry. Although management will endeavor to evaluate the risks inherent in a particular business or industry, there can be no assurance that management will properly ascertain or assess all such risks that the Company perceived at the time of the consummation of a business combination.

It is possible that the Company’s current executive officers and directors will resign upon consummation of a transaction and the Company will have only limited ability to evaluate the management of the target business.

The Company’s ability to successfully effect a business combination or asset acquisition will depend upon the efforts of the Company’s management. The future role of management following such transaction cannot presently be ascertained. Although it is possible that our management may remain associated with the combined company following a business combination or asset transaction, it is possible that only the management team of the target business will remain in place. Although the Company intends to closely scrutinize the management of a target business in connection with evaluating the desirability of effecting a business combination or asset acquisition, the Company cannot assure you that its assessment of management will prove to be correct.

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The Company is dependent on its key personnel, the loss of which would impair the Company’s ability to complete the acquisition of a target business or assets.

In its search to complete a business combination or asset acquisition, the Company is dependent upon the continued services of management, particularly William Farrand, the Company’s President and Chief Executive Officer, and Paul Strickland, the Company’s Secretary. To the extent that the services of such persons become unavailable, the Company will be required to obtain other qualified personnel and there can be no assurance that we will be able to recruit one or more qualified persons upon acceptable terms.

The Company’s executive officers and directors may allocate their time to other businesses activities, thereby causing conflicts of interest as to how much time to devote to the Company’s affairs. This could have a negative impact on the Company’s ability to consummate a business combination or asset acquisition in a timely manner, if at all.

The Company’s executive officers and directors are not required and do not commit their full time to the Company’s affairs, which may result in a conflict of interest in allocating their time between the Company’s business and other businesses. The Company does not intend to have any full-time employees prior to the consummation of a business combination or asset acquisition. Our executive officers and directors are engaged in other business endeavors and they are not obligated to contribute any specific number of hours per week to the Company’s affairs.

If the other business affairs of our executive officers and directors require them to devote more time to such affairs, it could limit their ability to devote time to the Company’s affairs, which could have a negative impact on the Company’s ability to consummate a business combination or asset acquisition. Furthermore, we do not have an employment agreement with any of our executive officers or directors.

The Company may be unable to obtain additional financing, if and when required, to complete a business combination or to acquire assets, or to fund the operations and growth of the target business or assets, which could compel the Company to restructure a potential transaction or to entirely abandon a particular transaction.

The Company has not yet identified any prospective target business or assets. If we require funds for a particular business combination, because of the size of the business combination or otherwise, we will be required to seek additional financing, which may or may not be available on terms and conditions satisfactory to the Company, if at all. To the extent that additional financing proves to be unavailable when and if needed to consummate a particular transaction, we would be compelled to restructure the transaction or abandon that particular transaction and seek one or more alternative targets. In addition, if we consummate a business combination or asset acquisition, we may require additional financing to fund the operations or growth of the target business or assets. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business or assets. The Company’s officers, directors or shareholders are not required to provide any financing to us in connection with or after a business combination.

Financing requirements to fund operations associated with reporting obligations under the Exchange Act.

The Company has no revenues, and is dependent upon the willingness of management to fund the costs associated with the reporting obligations under the Exchange Act, other administrative costs associated with our corporate existence and expenses related to our business objective. The Company is not likely to generate any revenues until the consummation of a business combination or asset acquisition, at the earliest. The Company believes that we will have sufficient financial resources available from its management to continue to pay accounting and other professional fees and other miscellaneous expenses that may be required until the Company commences business operations following the closing of a transaction.

The Company’s executive officers are in a position to influence certain actions requiring shareholder vote.

Our directors and executive officers, who together own all of the issued and outstanding shares of our preferred stock, have no present intention to call for an annual meeting of shareholders to elect new directors prior to the consummation of a business combination or asset acquisition. As a result, our current directors will likely continue in office at least until the consummation of the business combination or asset acquisition. If there is an annual meeting of shareholders for any reason, management has broad discretion regarding proposals submitted to a vote by shareholders as a consequence of, among other things, the ownership by our executive officers of all of our outstanding shares of preferred stock, which shares of preferred stock have super-voting provisions. Accordingly, management will continue to exert substantial control at least until the consummation of a business combination or asset acquisition and the issuance of additional shares of our capital stock.

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Reporting requirements may delay or preclude a business combination.

Sections 13 and 15(d) of the Exchange Act require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company will continue to be required to file quarterly reports on Form 10-Q and annual reports on Form 10-K, which annual report must contain the Company’s audited financial statements. As a reporting company under the Exchange Act, following any business combination, we will be required to file a report on Form 8-K (a so-called “Super 8-K’ wherein we provide “Form 10 information”). Audited financial statements must be filed with the SEC within five (5) days following the closing of a business combination. While obtaining audited financial statements is typically the responsibility of the acquired company, it is possible that a potential target company may be a non-reporting company with unaudited financial statements. The time and costs that may be incurred by some potential target companies to prepare such audited financial statements may significantly delay or may even preclude consummation of an otherwise desirable business combination. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition because we are subject to the reporting requirements of the Exchange Act.

The Investment Company Act creates a situation wherein we would be required to register and could be required to incur substantial additional costs and expenses.

Although we will be subject to regulation under the Exchange Act, management believes the Company will not be subject to regulation under the Investment Company Act insofar as we will not be engaged in the business of investing or trading in securities. Management does not believe that our anticipated principal activities will subject us to the Investment Company Act. However, if we engage in a transaction that results in us holding passive investment interests in a number of entities or assets, we could be subject to regulation under the Investment Company Act. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs.

At the time we effect any business combination or asset acquisition, each shareholder will most likely hold a substantially lesser percentage ownership in the Company.

Our current primary plan of operation is based upon the acquisition of a private company or of assets that, in all likelihood, would result in the Company issuing securities to the shareholders of such company or the owner(s) of such assets. The issuance of our previously authorized and unissued common stock would result in reduction in percentage of shares owned by our present and prospective shareholders and may result in a change in our control or in our management.

We may be involved from time to time in legal proceedings and commercial or contractual disputes, which could have a material adverse effect on our business, results of operations and financial condition.

From time to time, we may be involved in legal proceedings and commercial disputes. Such proceedings or disputes are typically claims that arise in the ordinary course of business. There can be no assurance that such proceedings and claims, should they arise, will not have a material adverse effect on our business, results of operations and financial condition.

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Risks Related to Our Common Stock

We are a Shell Company with Penny Stock.

At present, the Company is a development stage company with no revenues, nominal assets and no specific business plan or purpose. The Company’s business plan is to seek new business opportunities or to engage in a merger or acquisition involving an unidentified company or assets. As a result, the Company is a shell company. Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act define a shell company as an issuer that that has no or nominal operations and either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents, or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. A shell issuer may also be a blank check company or a blind pool company, a company in the developmental stage, any company that has no specific business plan or purpose, or a company that has as its business plan to merge with or acquire an unidentified third party.

Our common stock is considered to be a “penny stock,” as defined in Rule 3a51-1 promulgated by the SEC under the Exchange Act. The penny stock rules require a broker-dealer, prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as our common stock is subject to the penny stock rules, it may be more difficult to sell our common stock.

As a shell issuer, the safe harbor provided by Rule 144 promulgated under the Securities Act is unavailable for resales of our restricted shares of common stock by our security holders, which thereby decreases the liquidity in our stock.

The outstanding shares of Series A Preferred Stock preclude current and future owners of our common stock from influencing any corporate decision.

Our Secretary and one of our directors, Paul L. Strickland, owns all of the outstanding shares of our Series A Preferred Stock. The Series A Preferred Stock has the following voting rights: each share of the Series A Preferred Stock is entitled to 10,000 votes in all matters requiring shareholder approval. Mr. Strickland will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management”).

Effect of Amended Rule 15c2-11 on the Company’s securities.

The SEC released and published a Final Rulemaking on Publication or Submission of Quotations without Specified Information amending Rule 15c2-11 under the Exchange Act (“Amended Rule 15c2-11”). To be eligible for public quotations on an ongoing basis, Amended Rule 15c2-11 modified the “piggyback exemption” that required that (i) the specified current information about the company is publicly available, and (ii) the security is subject to a one-sided (i.e., a bid or offer) priced quotation, with no more than four business days in succession without a quotation. Under Amended Rule 15c2-11, shell companies like the Company may only rely on the piggyback exemption in certain limited circumstances. The Amended Rule 15c2-11 will require, among other requirements, that a broker-dealer has a reasonable basis for believing that information about the issuer of securities is accurate. Our security holders may find it more difficult to deposit common stock with a broker-dealer, and if deposited, more difficult to trade the securities on the OTCID. The Company intends to provide the specified current information under the Exchange Act but there is no assurance that a broker-dealer will accept our common stock or if accepted, that the broker-dealer will rely on our disclosure of the specified current information.

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We are not eligible to register our securities on Form S-8

Shell companies are prohibited from using Form S-8 to register securities under the Securities Act. If a company ceases to be a shell company, it may use Form S-8 sixty calendar days later, provided it has filed all reports and other materials required to be filed under the Exchange Act during the preceding 12 months (or for such shorter period that it has been required to file such reports and materials after the company files “Form 10 information,” which is information that a company would be required to file in a registration statement on Form 10 if it were registering a class of securities under Section 12 of the Exchange Act). This information would normally be reported on a current report on Form 8-K reporting the completion of a transaction that caused the company to cease being a shell company.

The safe harbor under Rule 144 is not available for the resale of our securities.

Subsection (i) of Rule 144 promulgated under the Securities Act provides that Rule 144 is not available for the resale of securities initially issued by an issuer that is a shell company. We have identified our company as a shell company and, therefore, the holders of our securities may not rely on Rule 144 to have the restriction removed from their securities without registration or until the Company is no longer identified as a shell company and has filed all requisite periodic reports under the Exchange Act for the period of twelve (12) months.

As a result of our classification as a shell company, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144 so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings while we remain a shell company because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities in the absence of the registration of such securities.

There is very limited liquidity of the Company’s common stock.

Our common stock is thinly traded on the OTCID market and there is a very limited market in our common stock. As a result, there is only limited liquidity in our common stock.

No public market for the Company’s shares may ever develop and as a result, the liquidity of any outstanding shares will be limited.

The Company’s common stock is not currently listed or traded on any exchange. There is no assurance, even if such shares are accepted for listing or quotation, that any market will develop or that the Company will locate a broker interested in or qualified in handling the Company’s securities. In such event, the ability of any shareholder to sell the Company’s securities owned by such shareholder will be limited.

There are significant limitations on a shareholder’s ability to re-sell shares of the Company’s common stock.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTCQB Market (“OTCQB”), investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals, while some states do not have any provisions and therefore do not expressly recognize the manual exemption.

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Accordingly, shares of our common stock should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Possible classification as a penny stock, which may increase reporting obligations for any transaction and additional burden on any potential broker.

If a public market develops for our securities following a business combination or asset acquisition, such securities may be classified as penny stock depending upon the market price and the manner in which they are traded. The SEC has adopted Rule 15g-9b, which establishes the definition of a “penny stock”, for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share and that is admitted to quotation but does not trade on NASDAQ or a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require the delivery by the broker of a document to investors, stating the risks of investment in penny stocks, the possible lack of liquidity, commissions paid, current quotation and investors’ rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

The Company is an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

A requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;

●	An exemption to provide less than five years of selected financial data in an initial public offering registration statement;

●	An exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting;

●	An exemption from compliance with any new or revised financial accounting standards until they would apply to private companies;

●	An exemption from compliance with any new requirement adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statement of the issuer; and reduced disclosure about our executive compensation arrangements

An emerging growth company is also exempt from Section 404(b) of the Sarbanes Oxley Act, which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

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As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Exchange Act, which require stockholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

●	The first fiscal year during which our total annual gross revenues were $1.235 billion or more;

●	The first fiscal year following the fifth anniversary of the filing of this Form 10;

●	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

●	The date on which we are deemed to be a large accelerated filer as defined in Rule 12b-2 of the Securities Exchange Act of 1934.

The Company is a smaller reporting company, and if the Company takes advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make the securities of the Company less attractive to investors and may make it more difficult to compare the Company’s performance with other public companies.

The Company is a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. The Company will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of the Company’s common stock held by non-affiliates equals or exceeds $250 million as of the end of the prior June 30th, or (2) the Company’s annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of the Company’s common stock held by non-affiliates exceeds $700 million as of the prior June 30th. To the extent the Company takes advantage of such reduced disclosure obligations, it may also make comparison of the Company’s financial statements with other public companies difficult or impossible.

Your percentage of ownership in the Company may be diluted in the future.

Your percentage ownership in the Company may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including shares issued in connection with a business combination and equity awards that we expect will be granted to our directors, officers and employees, whether prior to or following the closing of a business combination or asset acquisition.

Certain provisions in our articles of incorporation and bylaws, as amended, and of Florida law, may prevent or delay an acquisition of the Company, which could decrease the trading price of our common stock.

Our articles of incorporation and our bylaws, as well as Florida corporate law, contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the acquirer and to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover. These provisions include, among others:

●	the inability of our stockholders to call a special meeting;

●	limitations on the ability of our stockholders to present proposals or nominate directors for election at stockholder meetings;

●	the right of our board of directors to issue preferred stock without stockholder approval; and

●	the ability of our directors to fill vacancies on our board of directors.

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Florida law also imposes some restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

We believe these provisions may help protect our stockholders from coercive or otherwise unfair takeover tactics by requiring potential acquirers to negotiate with our board of directors and by providing our board of directors with more time to assess any acquisition proposal. These provisions are not intended to make our Company immune from takeovers. In addition, although we believe these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our board of directors, they would apply even if the offer may be considered beneficial by some stockholders. These provisions may also frustrate or prevent any attempts by our stockholders to replace or remove our current management team by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

We do not expect to pay any cash dividends for the foreseeable future.

We have not declared any cash dividends. We currently intend to retain any future earnings to finance our business operations, which involve only the search for a target business or assets, and, therefore, we do not anticipate that we will pay any cash dividends on shares of our common stock in the foreseeable future. Any determination to pay dividends in the future, whether before or after a business combination or asset acquisition, will be at the discretion of our board of directors and will be dependent upon our future financial condition, results of operations and capital requirements, general business conditions and other relevant factors as determined by our board of directors. Accordingly, if you purchase shares of our common stock, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock. See “Dividend Policy.”

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, whether before or following the closing of a business combination or asset acquisition, our stock price and any trading volume could decline.

The trading market for our securities, whether before or following the closing of a business combination or asset acquisition, depends in part on the research and reports that industry or financial analysts publish about us or our business. We do not influence or control the reporting of these analysts. If one or more of the analysts who do cover us downgrade or provide a negative outlook on our company or our industry, or the stock of any of our competitors, the price of our common stock could decline. If one or more of these analysts ceases coverage of our company, we could lose visibility in the market, which in turn could cause the price of our common stock to decline.

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Item 2. Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations and our financial statements and related notes included elsewhere in this Registration Statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this Registration Statement, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those described below.

Overview

Shell Company Status. The Company can currently be defined as a “shell” company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Company has no particular acquisitions in mind and has not currently entered into any negotiations regarding such an acquisition. The Company’s officers and directors have not engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date hereof.

We have no operations from a continuing business other than the expenditures related to running the Company. All of our historical business operations have ceased.

In General. Management intends to explore and identify business opportunities within the U.S., including a potential acquisition of an operating entity through a reverse merger, asset purchase or similar transaction. No assurances can be given that our management can identify and implement a viable business strategy or that any such strategy will result in profits. Our ability to effectively identify, develop and implement a viable plan for our business may be hindered by risks and uncertainties which are beyond our control, including without limitation, domestic and global politics and economic. For more information about these impacts on our business, see Item 1A “Risk Factors.”

We do not currently engage in any business activities that provide revenue or cash flow. During the next 12-month period we anticipate incurring costs in connection with investigating, evaluating, and negotiating potential business combinations and/or asset acquisitions, filing SEC reports, and consummating the acquisition of an operating business or assets.

Given our limited capital resources, we may consider a transaction with an entity which has recently commenced operations, is a developing company or is otherwise in need of additional funds for the development of new products, services or assets, or expansion into new markets, or is an established business or an established asset experiencing financial or operating difficulties and needs additional capital. Alternatively, a transaction may involve the acquisition of, or merger with, an entity that desires access to the U.S. capital markets.

As of the date of this Registration Statement, our management has not had any discussions with any representative of any other entity regarding a potential business combination or asset acquisition. Any target business or asset that is selected may be financially unstable or in the early stages of development. In such event, we expect to be subject to numerous risks inherent in the business and operations of a financially unstable or early-stage entity. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk or in which our management has limited experience, and, although our management will endeavor to evaluate the risks inherent in a particular target business or asset, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that we will likely only be able to effect just one business combination or asset acquisition due to our limited capital. This lack of diversification will likely pose a substantial risk in investing in the Company for the indefinite future, because it will not permit us to offset potential losses from one venture or operating territory against gains from another. The risks we face will likely be heightened to the extent we acquire a business or assets operating in a single industry or geographical region.

We anticipate that the selection of a target business or asset will be a complex and risk-prone process. Because of general economic conditions, including unfavorable conditions caused by the coronavirus pandemic, increasing inflation, rapid technological advances being made in some industries and shortages of available capital, management believes that there are many firms seeking acquisition opportunities at this time at discounted rates against which we will compete. We expect that any potentially available acquisition opportunities may appear in a variety of different industries or regions and at various stages of development, all of which will likely make the task of comparative investigation and analysis of such opportunities extremely difficult and complicated.

Once we have developed and begun to implement our business plan, management intends to fund our working capital requirements through a combination of our existing funds and future issuances of debt or equity securities. Our working capital requirements are expected to increase in line with the implementation of a business plan and commencement of operations.

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Based upon our current operations, we do not have sufficient working capital to fund our operations over the next 12 months. If we are able to close a business combination or other acquisition, it is likely we will need capital as a condition of closing that transaction. Because of the uncertainties, we cannot be sure as to how much capital we need to raise or the type of securities we will be required to issue. In connection with a business combination that is structured as a reverse merger, or in connection with the acquisition of significant assets, we anticipate that we will be required to issue a controlling block of our securities to the target’s shareholders or to the owner of such assets, which will be very dilutive to existing shareholders.

Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences, or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, including acquisition opportunities, which could significantly and materially restrict our business operations.

We anticipate that we will incur operating losses in the next 12 months, principally costs related to our being obligated to file reports with the SEC. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks include, but are not limited to, an evolving and unpredictable business model, recognition of revenue sources, and the management of growth. To address these risks, we must, among other things, develop, implement, and successfully execute our business strategy, respond to competitive developments, and attract, retain, and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business prospects, financial condition, and results of operations.

Going Concern

We have only limited capital. Additional financing is necessary for us to continue as a going concern. The report of the independent registered public accounting firm accompanying our financial statements for the years ended December 31, 2024 and 2025 contained an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared “assuming that we will continue as a going concern”, which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

Results of Operations

Three Months Ended September 30, 2025 and 2024

During the three months ended September 30, 2025 and 2024, we had no operations other than incurring expenditures related to running the Company, and we generated no revenues. Our operating expenses for the same periods were comprised of $60,000 and $60,000, respectively, of officer compensation expense and of $27,100 and $5,930, respectively, of general and administrative expenses (“G&A”) expenses. The decrease of operating expenses was mainly due to the decrease of professional fees and expenses.

Our major expenses consist of fees to consultants, lawyers and accountants incurred in connection with our plans to become an SEC reporting company. We also incur administrative expenses attendant to the trading of our common stock and the cost of maintaining our corporate charter. As a result of filing this Registration Statement, we have undertaken the obligation to file periodic reports with the SEC, which will entail payment of professional fees to accountants and lawyers. Otherwise, we do not expect the level of our operating expenses to change in the future until we implement a business plan or effect an acquisition.

During the three months ended September 30, 2025, we incurred interest expense of $4,276 and a loss due to the change in fair value of derivatives of $79,447. During the three months ended September 30, 2024, we incurred interest expense of $5,745 and a loss due to the change in fair value of derivatives of $1,403.

For the three months ended September 30, 2025, we had a net loss of $170,823 compared to a net loss of $73,078 for the three months ended September 30, 2024. The increase in our net loss is mainly due to the increased G&A expenses and the increase of the loss for the change in fair value of derivatives

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Nine Months Ended September 30, 2025 and 2024

During the nine months ended September 30, 2025 and 2024, we had no operations other than incurring expenditures related to running the Company, and we generated no revenues. Our operating expenses for the same periods were comprised of $180,000 and $180,000, respectively, of officer compensation expense and of $37,958 and $14,919, respectively, of G&A expenses. The decrease in operating expenses was mainly due to the decrease of professional fees and expenses.

Our major expenses consist of fees to consultants, lawyers and accountants incurred in connection with our plans to become an SEC reporting company. We also incur administrative expenses attendant to the trading of our common stock and the cost of maintaining our corporate charter. As a result of filing this Registration Statement, we have undertaken the obligation to file periodic reports with the SEC, which will entail payment of professional fees to accountants and lawyers. Otherwise, we do not expect the level of our operating expenses to change in the future until we implement a business plan or effect an acquisition.

During the nine months ended September 30, 2025, we incurred interest expense of $12,961 and a loss due to the change in fair value of derivatives of $323,985. During the three months ended September 30, 2024, we incurred interest expense of $12,481 and a gain due to the change in fair value of derivatives of $2,441,346.

For the nine months ended September 30, 2025, we had a net loss of $554,904 compared to net income of $2,233,946 for the nine months ended September 30, 2024. Net income in the prior period is solely due to the gain from the change in fair value of derivatives.

Years Ended December 31, 2024 and 2023

During the years ended December 31, 2024 and 2023, we had no operations other than incurring expenditures related to running the Company, and we generated no revenues. Our operating expenses for the same periods were comprised of $240,658 and $240,000, respectively, of officer compensation expense and of $18,803 and $20,343, respectively, of G&A expenses. The decrease in operating expenses was mainly due to the decrease of professional fees and expenses.

Our major expenses consist of fees to consultants, lawyers and accountants incurred in connection with our plans to become an SEC reporting company. We also incur administrative expenses attendant to the trading of our common stock and the cost of maintaining our corporate charter. As a result of the filing this Registration Statement, we have undertaken the obligation to file periodic reports with the SEC, which will entail payment of professional fees to accountants and lawyers. Otherwise, we do not expect the level of our operating expenses to change in the future until we implement a business plan or effect an acquisition.

During the year ended December 31, 2024, we incurred interest expense of $16,801 and a gain due to the change in fair value of derivatives of $58,437. During the year ended December 31, 2023, we incurred interest expense of $24,650, a loss due to the change in fair value of derivatives of $265,644, a loss on issuance of derivatives of $1,138 and a gain on extinguishment of debt of $160,784.

For the year ended December 31, 2024, we had a net loss of $217,825 compared to $390,991 for the year ended December 31, 2023. We had a decrease of our net loss due to out total other income on the current year compared to total other loss in the previous year

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Liquidity and Capital Resources

At September 30, 2025, we had no cash on hand and there were outstanding liabilities of $3,393,105, the majority of which were amounts owed to a related party and for the derivative liability. Our working capital deficit at September 30, 2025, was $3,393,105.

For the nine months ended September 30, 2025, the Company used $37,958 of cash for operations and received $37,958 from financing activities.

At December 31, 2024, we had no cash on hand and there were outstanding liabilities of $2,838,201, the majority of which were amounts owed to a related party and for the derivative liability. Our working capital deficit at December 31, 2024, was $2,838,201.

For the year ended December 31, 2024, the Company used $19,192 in cash for operations and received $19,192 from financing activities.

Paul Strickland, our Secretary and Director, individually, and through Selkirk Global Holdings, LLC, an entity controlled by him, is funding our limited operations by making advances of funds to cover our operating expenses. The advances are repayable upon demand and the obligations do not bear interest. We expect that Strickland, directly or through Selkirk Global Holdings, LLC, will continue to fund our operations until we complete an acquisition or earlier if he sells his interest in the Company, and that we will continue to require additional financing to maintain our existence as a shell company for the next twelve months.

Our management is not required to fund our operations by any contract or other obligation. In the event that we undertake to complete an acquisition that requires financing, we will likely depend on an outside source for such financing. However, we have not identified any debt or equity financing sources that can be relied upon to provide such financing.

Critical Accounting Policies

This discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements which have been prepared under accounting principles generally accepted in the United States of America (“US GAAP”). The preparation of financial statements in conformity with US GAAP requires our management to make estimates and assumptions that affect the reported values of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported levels of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

Below is a discussion of accounting policies that we consider critical to an understanding of our financial condition and operating results and that may require complex judgment in their application or require estimates about matters which are inherently uncertain. A discussion of our significant accounting policies, including further discussion of the accounting policies described below, can be found in Note 2, “Summary of Significant Accounting Policies” of our Consolidated Financial Statements.

Basis of presentation

Management acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. Our system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of our company for the respective periods being presented.

Accounting Basis

The basis is US GAAP. We utilize an accrual basis of accounting and have a December 31st year end.

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Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock-based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions included recurring liabilities, or issuing or offering to issue shares, options and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

We account for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

For the years ended December 2024 and 2023, we issued shares for expenses and payment on our settlement liability. We issued 0 shares of common stock and 3,629,028,293 shares of common stock for these purposes during the years ended December 31, 2024 and 2023, respectively.

For the nine months ended September 30, 2025, we issued 0 shares of common stock for payment on our settlement liability.

Related Parties

We follow subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.”

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Fair Value of Financial Instruments

We follow paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.

The carrying amounts of our financial assets and liabilities, such as cash and accrued expenses approximate their fair values because of the short maturity of these instruments.”

Fair Value Measurements

We adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modelling inputs based on assumptions)”

We have no assets or liabilities valued at fair value on a recurring basis.

Derivative Financial Instruments

We account for freestanding contracts that are settled in a company’s own stock, including common stock warrants, to be designated as an equity instrument or generally as a liability. A contract so designated is carried at fair value on a company’s balance sheet, with any changes in fair value recorded as a gain or loss in a company’s results of operations.

We record all derivatives on the balance sheet at fair value, adjusted at the end of each reporting period to reflect any material changes in fair value, with any such changes classified as changes in derivatives valuation in the statement of operations. The calculation of the fair value of derivatives utilizes highly subjective and theoretical assumptions that can materially affect fair values from period to period. The recognition of these derivative amounts does not have any impact on cash flows.

At the date of the conversion of any convertible debt, the pro-rata fair value of the related embedded derivative liability is transferred to additional paid-in capital.

Basic and Diluted Income (Loss) Per Share

We compute income (loss) per share in accordance with FASB ASC 260. Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed using the weighted-average number of common shares and the dilutive effect of contingent shares outstanding during the period. Potentially dilutive contingent shares, which primarily consist of convertible notes, stock issuable to the exercise of stock options and warrants have been excluded from the diluted loss per share calculation because their effect is anti-dilutive.

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Income Taxes

We account for income taxes under the provisions of the ASC Topic No. 740, Income Taxes (ASC 740) which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Cash Flows Reporting

We adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. We report the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.”

Recently Issued Accounting Pronouncements

The Company has implemented all new applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Item 3. Properties

We do not own any real property.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Set forth below is information regarding the beneficial ownership of our common stock as of January 22, 2026, by (i) each of our directors and executive officers, (ii) each person whom we know owned, beneficially, more than 5% of the outstanding shares of our common stock, and (iii) all of our current directors and executive officers as a group. We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares beneficially owned.

	Common Stock			Series A Preferred Stock
Name and Address of Beneficial Owner(1)	Number of Shares		% of Class(2)	Number of Shares		% of Class(3)	% of Voting Power(4)
Officers and Directors
William Farrand (President and CEO)(5)	0		0%	0		0%	0%
Paul L. Strickland (Secretary and Director)(6)	1,095,858,282	(7)	4.53%	95,858,282	(8)	100%	97.96%
Directors and Officers as a Group (2 persons)	1,095,858,282	(7)	4.53%	95,858,282	(8)	100%	97.96%
5% Shareholders
Selkirk Global Holdings, LLC(9)	1,095,858,282	(10)	4.53%	95,858,282		100%	97.96%
White Rocks (BVI) Holdings, Inc.(11)	1,645,960,434	(12)	6.80%	0		0%	*
Phase I Operations, Inc.(13)	1,728,932,012	(14)	7.15%	0		0%	*
Alpha Strategies Trading Software, Inc. (15)	1,000,000,000	(16)	4.13%	0		0%	*
Nicosel, LLC(17)	1,000,000,000	(18)	4.13%	0		0%	*

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*	Less than 1%.
Each share of Series A Preferred Stock is convertible into one (1) share of common stock and is entitled to 10,000 votes on any matter voted upon by the holders of common stock.
(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock owned by such person.
(2)	Percentage of beneficial ownership is based upon 24,191,357,637 shares of common stock outstanding, including 21,095,499,355 issued shares and 3,098,858,282 shares unissued shares that underlie currently exercisable or convertible instruments, including shares of Series A Preferred Stock and convertible promissory notes (95,858,282 underlying shares of Series A Preferred Stock and 3,000,000,000 shares underlying convertible promissory notes).
(3)	Percentage of beneficial ownership is based upon 95,858,282 shares of Series A Preferred Stock outstanding.
(4)	These percentages are based on 979,678,319,355 total eligible votes on January 9, 2026, calculated as follows:

Common Stock:	21,095,499,355 votes
Series A Preferred Stock:	958,582,820,000 votes
Total Available Votes:	979,678,319,355 votes

(5)	The address for Mr. Farrand is 447 Broadway, 2nd Floor, Unit 103, New York, New York 10013.
(6)	The address for Mr. Strickland is 120 State Avenue NE, Suite 1014, Olympia, Washington 98501.
(7)	None of these shares is issued, but underlie currently convertible shares of Series A Preferred Stock (as to 95,858,282 shares of common stock) and a convertible promissory note (as to 1,000,000,000 shares of common stock) currently convertible owned of record by Selkirk Global Holdings, LLC, the owner of which is Paul L. Strickland, our Secretary and one of our Directors.
(8)	These shares are owned of record by Selkirk Global Holdings, LLC, the owner of which is Paul L. Strickland, our Secretary and one of our Directors our Sole Director and Secretary. (See Note 9).
(9)	Paul L. Strickland, our Sole Director and Secretary is the sole member of this entity. The address for this entity is 120 State Avenue NE, Suite 1014, Olympia, Washington 98501.
(10)	None of these shares is issued, but underlie currently convertible shares of Series A Preferred Stock (as to 95,858,282 shares of common stock) and a convertible promissory note (as to 1,000,000,000 shares of common stock) currently convertible owned of record by Selkirk Global Holdings, LLC, the owner of which is Paul L. Strickland, our Secretary and one of our Directors.
(11)	Peter Shippen possesses voting and dispositive control over securities owned by this entity. The address for this entity is 74 Balmoral Ave., Toronto ON. M4V 1J4 CANADA.
(12)	These shares are unrestricted, free-trading shares held in a brokerage account.
(13)	Paul A. Rachmuth, esq. possesses voting and dispositive control over securities owned by this entity. The address for this entity is 265 Sunrise Highway, Ste. 1515, Rockville Centre, New York 11570.
(14)	These shares are unrestricted, free-trading shares held in a brokerage account.
(15)	Salvatore Lauria is the President of this entity. The address for this entity is 160 W Camino Real, No. 1137, Boca Raton, FL 33432.
(16)	None of these shares is issued, but underlie a currently convertible promissory note.
(17)	Salvatore Lauria is the President of this entity. The address for this entity is 160 W Camino Real, No. 1137, Boca Raton, FL 33432.
(18)	None of these shares is issued, but underlie a currently convertible promissory note.

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Item 5. Directors and Executive Officers

Our directors and executive officers, and their current ages, are as follows:

Name	Position	Age
Executive Officers:
William Farrand	President, Chief Executive Officer and a Director	62
Paul L. Strickland	Secretary and Director	50

There are no family relationships between any director, executive officer or significant employee.

Our directors will hold office until the next annual meeting of shareholders and until his or her successor(s) have been duly elected and qualified. Directors are elected at the annual meetings to serve for one-year terms. Officers are elected by, and serve at the discretion of, the board of directors.

William Farrand – Mr. Farrand has served as the Company’s CEO since February 2024. He has been a member of Searchlight Minerals Corp. Board of Directors from 2017 to present. Mr. Farrand worked on Wall Street beginning in 1981 with Merrill Lynch Pierce Fenner and Smith through the mid 90’s where he rose to become the First Vice President at what is now Morgan Stanley. He Co-Founded a small investment bank & venture capital firm called Sivana International and served as its Managing Director in London, United Kingdom beginning in 1997. The firm’s client base was from the Middle East and its capital projects were located in the US. After raising more than $400,000,000, the formal structure of Sivana International faded. Mr. Farrand has continued to work closely with his many associates over the intervening twenty five years. He holds a Bachelor’s Degree in Economics from The College of William and Mary and has been a fifteen year member of the Board of The Friends of the Art Museum of the Americas.

Paul L. Strickland – Mr. Strickland has served as Secretary of the Company since June 2021 and as a director of the Company since 2017. Mr. Strickland has nearly three decades of international business experience within the finance, entertainment, private equity, agriculture, mining, manufacturing, and technology sectors. Since 2013, Mr. Strickland has served as a board member of public and private companies in North America and Asia. In 2017, Mr. Strickland formed Selkirk Global Holdings, a private holding company. Through Selkirk Global Holdings, Mr. Strickland serves as an officer and sits on the board of several small publicly traded companies across a wide variety of sectors, focusing on restructuring activities and corporate governance issues. He served as secretary and director of Supurva Healthcare Group, Inc. from 2017 to 2024. He has served as secretary and director of Hallmark Venture Group, Inc. from 2020 to present, secretary and director of Jammin Java Corp from 2017 to present, secretary and director of High Performance Beverages Co. from 2017 to 2023, secretary and director of Humble Energy, Inc. from 2020 to 2024, secretary and director of Paradigm Oil and Gas, Inc. from 2020 to 2023, and sole director and officer of FONU2, Inc. since March 2021. From June 2020 to May 2022, Mr. Strickland served as secretary of Bayport International Holdings, Inc. Since September 2022, Mr. Strickland has served as the sole director and officer of iTOKK, Inc. In September 2024, Mr. Strickland became the Court-appointed Receiver of Global Tech Industries Group, Inc., a position he still currently holds. In March of 2025, Mr. Strickland became the sole director and officer of EVIO, Inc. In October of 2025, he became a Director and Secretary of QuantGates Systems, Inc. He received his Bachelor’s Degree in Foreign Language and International Affairs, with a minor in Asian Studies and Chinese Language, from the University of Puget Sound in 1998. He is fluent in Mandarin Chinese.

During the past five years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses.

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Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act will require our executive officers and directors and persons who own more than 10% of our common stock to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Form 3, 4 and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

Board Committees

We do not have a formal Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee. As our business expands, particularly following the closing of a business combination or asset acquisition, our board of directors will evaluate the necessity of forming one or more of the aforementioned committees.

Code of Ethics

We have not adopted a code of ethics to apply to our executive officers, directors or persons performing similar functions.

Item 6. Executive Compensation.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation paid, distributed or accrued by us for the years ended December 31, 2024 and 2023 by our principal executive officer and our other highly compensated executive officers who served during 2024 (“Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
William Farrand	2025	$0	$0	$0
President and Chief Executive Officer	2024	$0	$0	$0
	2023	$0	$0	$0
Paul L. Strickland, Secretary	2025	$0	$0	$0
	2024	$0	$0	$0
	2023	$0	$0	$0

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or our Named Executive Officers at, following, or in connection with the resignation, retirement or other termination of such persons, or a change in control of our company or a change in the responsibilities of our directors or Named Executive Officers following a change in control.

Option Grants.

We have not granted any stock options or restricted stock to any of our Named Executive Officers or directors.

Aggregated Option Exercises and Fiscal Year-End Option Value.

No stock options have been granted to or exercised by our Named Executive Officers or directors.

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Long-Term Incentive Plan (“LTIP”) Awards.

We have not granted any LTIP awards to any of our Named Executive Officers or directors.

Corporate Governance

We do not have an audit committee or a compensation committee. We also do not have an audit committee financial expert, because the cost related to retaining a financial expert at this time would be prohibitive in our circumstances. Further, because there are only development stage operations occurring at the present time, we believe the services of a financial expert are not warranted. We do not currently have any independent directors as defined by Marketplace Rule 5605(a)(2) of the Nasdaq Stock Market, Inc.

Employment Agreements

We have not entered into any employment agreements with any of our Named Executive Officers.

DIRECTOR COMPENSATION

William Farrand and Paul Strickland were our only Directors during 2024. Information regarding Mr. Farrand and Mr. Strickland’s compensation during 2024 is described in the Summary Compensation Table above.

Item 7. Certain Relationships and Related Transactions.

Since January 1, 2023, the Company engaged in the related party transactions set forth below.

Loans from Paul Strickland

During the year ended December 31, 2022, the Company’s management directly paid for various company expenses in the amount of $6,173. A convertible exchange note was issued for the amount due on January 23, 2024

As of September 30, 2025 and December 31, 2024, the outstanding balance payable to Mr. Strickland as a result of the foregoing loan was $6,173 and $6,173, respectively.

Management Agreement with Selkirk Global Holdings, LLC

As of December 31, 2024 and 2023, Selkirk Global Holdings, LLC, a company wholly owned by Paul Strickland, the Company’s Secretary, was owed $984,986 and $744,329, respectively, in unpaid management fees pursuant to a November 24, 2020 Management Agreement. The unpaid management fees are unsecured, non-interest bearing, and due on demand.

As of September 30, 2025, Selkirk Global Holdings, LLC, a company wholly owned by Paul Strickland, the Company’s Secretary, was owed $1,164,986, in unpaid management fees pursuant to a November 24, 2020 Management Agreement. The unpaid management fees are unsecured, non-interest bearing, and due on demand.

Loans from Selkirk Global Holdings, LLC

On October 10, 2022, the Company issued a $50,000, 10% convertible promissory note to Selkirk Global Holdings, LLC, (the “Note”). The Note matures October 9, 2023, has a 10% OID and is convertible into the Company’s common stock at a price equal to 55% of the average closing price of the Company’s common stock during the 20 consecutive trading days prior to the date on which the holder elects to convert all or part of the Note. The Note is being funded through the direct payment of Company expenses. As of December 31, 2024, $47,426 has been used for expenses, plus $4,785 OID. As of December 31, 2023, $37,930 has been used for expenses, plus $3,835 OID. The derivative liability has been calculated on the total funds advanced plus OID.

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During the nine months ending September 30, 2025, Selkirk Global Holdings, LLC, a company wholly owned by Paul Strickland, the Company’s Secretary, directly paid for various Company expenses in the amount of $658. These payments are deemed to be a loan by Mr. Strickland to the Company, which loan is unsecured, non-interest bearing, and due on demand.

As of September 30, 2025, December 31, 2024 and 2023, the outstanding balances payable to Selkirk Global Holdings, LLC as a result of the foregoing loans were $52,935, $52,211 and $41,766, respectively.

Management Agreement with Jim Wolff

As of September 30, 2025, December 31, 2024 and 2023, Jim Wolff, the Company’s former CEO, was owed $272,664, $272,664 and $272,664, respectively, in unpaid management fees pursuant to a November 19, 2020 Management Agreement. The unpaid management fees are unsecured, non-interest bearing, and due on demand.

On December 7, 2023, the Company issued 1,900,096,281 shares of its common stock to Jim Wolff, former Director and CEO of the Company, for payment of past due salary owed to him in the amount $19,001. The value was determined based on the conversion price of $0.00001 per share, according to the Management Agreement. Jim Wolff was not an affiliate at the time of conversion.

Loan from Jim Wolff

As of December 31, 2023, Jim Wolff, the Company’s former CEO, was owed $106,667 and $13,005 of principal and interest, respectively, having directly paid for various Company expenses. These payments are deemed to be a loan by Mr. Wolff to the Company, which loan is unsecured, bears a 10% interest rate, and due on demand.

As of December 31, 2024, Jim Wolff, the Company’s former CEO, was owed $106,667 and $23,672 of principal and interest, respectively, having directly paid for various Company expenses. These payments are deemed to be a loan by Mr. Wolff to the Company, which loan is unsecured, bears a 10% interest rate, and due on demand.

As of September 30, 2025, Jim Wolff, the Company’s former CEO, was owed $106,667 and $31,672 of principal and interest, respectively, having directly paid for various Company expenses. These payments are deemed to be a loan by Mr. Wolff to the Company, which loan is unsecured, bears a 10% interest rate, and due on demand.

Loan from Alpha Trading Strategies Software, Inc.

On February 14, 2024, the Company issued a convertible promissory note to Alpha Trading Strategies Software, Inc. (ASTS) for up to $50,000. The note bears interest at 10%, matures on February 13, 2025, and is convertible into shares of common stock at 55% of the average closing price of the Company’s common stock during the 20 consecutive Trading Days prior to the date of conversion. The note is currently in default.

As of September 30, 2025, $46,607 of the note has been funded and there is $1,556 of accrued interest due. As of December 31, 2024, $9,307 of the note has been funded and there is $585 of accrued interest due.

Settlement Agreement with Phase I Operations, Inc #1.

On October 26, 2020, the Company entered into a Settlement Agreement and Stipulation (the “Settlement Agreement”) with Top Knot, Inc. (USA) relating to the Company’s past due notes payable with a principal balance of $1,161,718.38 representing a total aggregated settlement liability of $1,161,718. At the time the Settlement Agreement was entered into, Top Knot, Inc. (USA) did not own any shares of the Company. Other than as a result of the Settlement Agreement, there is no relationship between Top Knot, Inc. (USA) and the Company or any related party of the Company.

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The Settlement Agreement provides for the issuance of free-trading common shares to Top Knot, Inc. (USA) at a conversion rate of 50% of the average closing price of the Company’s shares for the 10 trading days prior to any issuance notice issued by Top Knot, Inc. (USA), subject to a 9.9% beneficial ownership cap and 2,000,000 Settlement Shares to be issued at the current market price to cover legal expenses incurred. On August 22, 2022, Top Knot, Inc. (USA) assigned the Settlement Agreement Phase I Operations, Inc. At the time of the assignment of the Settlement Agreement from Top Knot, Inc. (USA) to Phase I Operations, Inc., Phase I Operations, Inc. did not own any shares of the Company. Other than as a result of the assignment of the Settlement Agreement, there is no relationship between Phase I Operations, Inc. and the Company or any related party of the Company.

To date, the Company has made the following issuances of common stock under the Settlement Agreement:

●

On October 30, 2020, the Company issued 11,116,097 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $55,580.49. The value was determined based on the conversion price of $0.005 per share, according to the Settlement Agreement.

On November 25, 2020, the Company issued 28,000,000 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $120,000. The value was determined based on the conversion price of $0.00429 per share, according to the Settlement Agreement.

On December 11, 2020, the Company issued 28,000,000 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $40,000. The value was determined based on the conversion price of $0.001 per share, according to the Settlement Agreement.

On December 11, 2020, the Company issued 20,000,000 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $20,000. The value was determined based on the conversion price of $0.001 per share, according to the Settlement Agreement.

On February 3, 2021, the Company issued 40,000,000 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $80,000. The value was determined based on the conversion price of $0.005 per share, according to the Settlement Agreement.

On January 27, 2021, the Company issued 50,000,000 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $232,500. The shares were issued to Intermarket Associates, LLC, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00465 per share, according to the Settlement Agreement.

●

On February 2, 2021, the Company issued 40,000,000 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $200,000. The value was determined based on the conversion price of $0.005 per share, according to the Settlement Agreement.

On February 8, 2021, the Company retired 40,000,000 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $40,000. The shares were issued to OC Sparkle, Inc., which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.005 per share, according to the Settlement Agreement.

●	On February 9, 2021, the Company issued 50,000,000 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $250,000. The shares were issued to OC Sparkle, Inc., which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.005 per share, according to the Settlement Agreement.

Settlement Agreement with Phase I Operations, Inc #2.

On April 21, 2021, the Company entered into a Settlement Agreement and Stipulation (the “Settlement Agreement”) with Top Knot, Inc. (USA) relating to the Company’s past due notes payable with a principal balance of $5,883,380 and representing a total aggregated settlement liability of $5,883,380. At the time the Settlement Agreement was entered into, Top Knot, Inc. (USA) did not own any shares of the Company. Other than as a result of the previous Settlement Agreement entered into on October 26, 2020, and the April 21, 2021 Settlement Agreement, there is no relationship between Top Knot, Inc. (USA) and the Company or any related party of the Company.

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The Settlement Agreement provides for the issuance of free-trading common shares to Top Knot, Inc. (USA) at a conversion rate of 50% of the average closing price of the Company’s shares for the 10 trading days prior to any issuance notice issued by Top Knot, Inc. (USA), subject to a 9.9% beneficial ownership cap and 2,000,000 Settlement Shares to be issued at the current market price to cover legal expenses incurred. On August 22, 2022, Top Knot, Inc. (USA) assigned the Settlement Agreement Phase I Operations, Inc. At the time of the assignment of the Settlement Agreement from Top Knot, Inc. (USA) to Phase I Operations, Inc., Phase I Operations, Inc. did not own any shares of the Company. Other than as a result of the assignment of the Settlement Agreement, there is no relationship between Phase I Operations, Inc. and the Company or any related party of the Company.

To date, the Company has made the following issuances of common stock under the Settlement Agreement:

●	On April 29, 2021, the Company issued 63,419,391 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $231,480.77. The value was determined based on the conversion price of $0.00365 per share, according to the Settlement Agreement.

●	On June 28, 2021, the Company issued 40,000,000 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $120,000. The shares were issued to James Bursey, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.003 per share, according to the Settlement Agreement. James Bursey is not an affiliate.

●	On July 15, 2021, the Company issued 64,000,000 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $160,000. The shares were issued to James Bursey, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0025 per share, according to the Settlement Agreement. James Bursey is not an affiliate.

●	On July 20, 2021, the Company issued 69,597,910 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $208,793.73. The shares were issued to MSW Projects Ltd, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.003 per share, according to the Settlement Agreement. MSW Projects Ltd, is not an affiliate.

●	On July 21, 2021, the Company issued 69,597,910 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $208,793.73. The shares were issued to James Bursey, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.003 per share, according to the Settlement Agreement. James Bursey is not an affiliate.

●	On August 4, 2021, the Company issued 86,800,000 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $260,400. The shares were issued to James Bursey, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.003 per share, according to the Settlement Agreement. James Bursey is not an affiliate.

●	On August 5, 2021, the Company issued 95,477,304 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $262,562.59. The shares were issued to MSW Projects Ltd, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00275 per share, according to the Settlement Agreement. MSW Projects Ltd is not an affiliate.

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●	On August 16, 2021, the Company issued 115,317,583 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $449,738.58. The shares were issued to James Bursey, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0039 per share, according to the Settlement Agreement. James Bursey is not an affiliate.

●	On August 25, 2021, the Company issued 126,734,024 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $190,101. The shares were issued to MSW Projects Ltd, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0015 per share, according to the Settlement Agreement. MSW Projects Ltd is not an affiliate.

●	On August 27, 2021, the Company issued 139,280,692 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $208,921. The shares were issued to James Bursey, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0015 per share, according to the Settlement Agreement. James Bursey is not an affiliate.

●	On September 1, 2021, the Company issued 153,069,481 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $413,287.60. The shares were issued to MSW Projects Ltd, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0027 per share, according to the Settlement Agreement. MSW Projects Ltd is not an affiliate.

●	On December 9, 2021, the Company issued 206,300,283 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $165,040.23. The shares were issued to MSW Projects Ltd, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0008 per share, according to the Settlement Agreement. MSW Projects Ltd is not an affiliate.

●	On December 17, 2021, the Company issued 226,724,011 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $174,577.49. The shares were issued to MSW Projects Ltd, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00077 per share, according to the Settlement Agreement. MSW Projects Ltd is not an affiliate.

●	On December 30, 2021, the Company issued 249,417,188 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $140,920.71. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.000565 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On January 7, 2022, the Company issued 274,109,489 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $137,054.74. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0005 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On January 10, 2022, the Company issued 150,000,000 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $75,000. The shares were issued to Darling Capital, LLC, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0005 per share, according to the Settlement Agreement. Darling Capital, LLC is not an affiliate.

●	On January 12, 2022, the Company issued 316,096,329 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $158,048.16. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0005 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

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●	On January 20, 2022, the Company issued 347,389,865 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $173,694.93. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0005 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On February 3, 2022, the Company issued 381,781,462 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $80,174.11. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00021 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On February 22, 2022, the Company issued 419,577,827 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $71,328.23. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00017 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On March 9, 2022, the Company issued 461,116,032 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $64,556.24. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00014 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On March 26, 2022, the Company issued 506,766,519 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $76,014.98. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00015 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On May 3, 2022, the Company issued 556,936,404 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $66,832.37. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00012 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On May 11, 2022, the Company issued 612,073,108 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $61,207.31. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0001 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On May 16, 2022, the Company issued 672,668,346 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $60,540.15. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00009 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On May 23, 2022, the Company issued 739,262,512 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $51,748.38. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00007 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

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●	On June 10, 2022, the Company issued 812,449,501 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $56,871.47. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00007 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On July 5, 2022, the Company issued 892,882,002 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $44,644.10. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00005 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On July 12, 2022, the Company issued 981,277,320 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $49,063.87. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00005 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On July 18, 2022, the Company issued 1,078,423,774 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $107,842.38. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0001 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On July 22, 2022, the Company issued 1,185,187,728 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $142,222.53. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00012 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On July 26, 2022, the Company issued 1,302,521,313 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $182,352.98. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00014 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On August 8, 2022, the Company issued 1,431,470,923 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $128,832.38. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00009 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On August 25, 2022, the Company issued 1,573,186,545 shares of its common stock to Phase I Operations, Inc. for payment of the settlement liability in the amount of $125,854.92. The shares were issued to Bruce Bent, which is the designated holder of Phase I Operations, Inc. The value was determined based on the conversion price of $0.00008 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On August 30, 2022, the Company issued 1,728,932,012 shares of its common stock to Phase I Operations, Inc. for payment of the settlement liability in the amount of $121,025.24. The shares were issued to V2IP, Inc., which is the designated holder of Phase I Operations, Inc. The value was determined based on the conversion price of $0.00007 per share, according to the Settlement Agreement. V2IP, Inc. is not an affiliate.

35

●	On October 3, 2022, the Company issued 1,900,096,282 shares of its common stock to Phase I Operations, Inc. for payment of the settlement liability in the amount of $95,004.81. The shares were issued to Bruce Bent, which is the designated holder of Phase I Operations, Inc. The value was determined based on the conversion price of $0.00005 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On October 18, 2022, the Company issued 2,088,205,814 shares of its common stock to Phase I Operations, Inc. for payment of the settlement liability in the amount of $104,410.29. The shares were issued to Judith Goss, which is the designated holder of Phase I Operations, Inc. The value was determined based on the conversion price of $0.00005 per share, according to the Settlement Agreement. Judith Goss is not an affiliate.

●	On December 12, 2022, Bruce Bent retired 1,900,096,282 shares of the Company’s common stock issued to Phase I Operations, Inc. on October 3, 2022 for payment of the settlement liability in the amount of $95,004.81. The settlement liability increased by $95,004.81.

●	On December 12, 2022, Judith Goss retired 2,088,205,814 shares of the Company’s common stock issued to Phase I Operations, Inc. on October 18, 2022 for payment of the settlement liability in the amount of $104,410.29. The settlement liability increased by $104,410.29.

●	On December 12, 2022, V2IP, Inc. retired 1,728,932,012 shares of the Company’s common stock issued to Phase I Operations, Inc. for payment of the settlement liability in the amount of $121,025.24. The settlement liability increased by $121,025.24.

●	On July 24, 2023, the Company issued 1,728,932,012 shares of its common stock to Phase I Operations, Inc. for payment of the settlement liability in the amount of $86,446.60. The value was determined based on the conversion price of $0.00005 per share, according to the Settlement Agreement. Phase I Operations, Inc. is not an affiliate.

Item 8. Legal Proceedings.

There are no legal proceedings material to our business or financial condition pending and, to the best of our knowledge, no such legal proceedings are contemplated or threatened.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

(a) Market for the Common Stock

Our common stock is quoted on the OTCID under the symbol “VGLS”. The bid quotations reported on the OTCID reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

Our common stock is very thinly traded. The quoted bid and asked prices for our common stock vary from week to week. An investor holding shares of our common stock may find it difficult to sell the shares and may find it impossible to sell more than a small number of shares at the quoted bid price.

(a-1) Restrictions on Availability of Rule 144 for resale of the Company’s shares

Section 5 of the Securities Act forbids the sale of securities in the United States unless accompanied by a prospectus or exempted from the prospectus delivery requirement. A principal exemption relied upon by shareholders is the safe harbor provided by Rule 144 under the Securities Act, which permits the resale of securities by holders who satisfy the requirements of that Rule.

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We are deemed to be a shell company because we have no business operations and no assets. Section “(i)” of Rule 144 states that Rule 144 is not available for resale of securities issued by a company that is or ever has been a shell, unless the issuer is no longer a shell, has filed all required periodic reports with the SEC, and has at least 12 months prior to the resale filed with the SEC “Form 10 information” indicating that the issuer has ceased to be a shell company. Because Section “(i)” of Rule 144 applies to our company, holders of our common stock will not be able to rely on Rule 144 to resell their shares until at least 12 months after we file information with the SEC demonstrating that we have ceased to be a shell and then only if we are compliant with the SEC’s periodic reporting requirements. This restriction could significantly limit the liquidity of the common stock held by our shareholders.

(b) Derivative Securities

There are no outstanding securities that are convertible into our common stock or that provide the holder a right to purchase shares of our common stock or any other security issued by our company, other than 95,858,282 shares of our Series A Preferred Stock, the terms of which are described in Item 11 below.

(c) Shareholders of Record

As of January 9, 2026, there were 332 holders of record of our common stock.

(d) Dividends

We have never paid or declared any cash dividends on our common stock and do not plan to do so in the foreseeable future. We intend to retain any future earnings for the operation of the business, including the search for a target business or assets. Any decision as to future payment of dividends will depend on our available earnings, capital requirements, general financial condition and other factors deemed pertinent by the Board of Directors.

(e) Securities Authorized for Issuance Under Equity Compensation Plans

Our Board of Directors has not adopted any equity compensation plan for our company.

Item 10. Recent Sales and Issuance of Unregistered Securities.

Since January 1, 2020, we have issued and sold the unregistered securities described below. All of the issuances were made under Section 4(a)(2) of the Securities Act, or, with respect to issuances to TopKnot, Inc., its designees, or assignees, as a result of settlement liability under two separate Settlement Agreements, Section 3(a)(10) of the Securities Act.

On November 19, 2020, the Company issued 250,000,000 shares of its common stock for professional services provided by Endicott Holdings Group, LLC in the amount of $25,000. The value was determined based on the value of services provided.

On January 27, 2021, the Company issued 50,000,000 shares of its common stock for repayment of the settlement liability to Top Knot, Inc. in the amount of $233,500. The shares were issued to Intermarket Associates, LLC, which was the designated holder of Top Knot, Inc. The value was determined based on the conversion price of 0.00465 per share, according to the Settlement Agreement.

On February 2, 2021, the Company issued 40,000,000 shares of its common stock for repayment of the settlement liability to Top Knot, Inc. in the amount of $200,000. The value was determined based on the conversion price of 0.005 per share, according to the Settlement Agreement.

On February 4, 2021, the Company issued 50,000,000 shares of its common stock for repayment of the settlement liability to Top Knot, Inc. in the amount of $250,000. The shares were issued to OC Sparkle, Inc., which was the designated holder of Top Knot, Inc. The value was determined based on the conversion price of 0.005 per share, according to the Settlement Agreement.

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On April 26, 2021, the Company issued 63,419,391 shares of its common stock for repayment of the settlement liability to Top Knot, Inc. in the amount of $231,480.77. The value was determined based on the conversion price of 0.00365 per share, according to the Settlement Agreement.

●	On June 28, 2021, the Company issued 40,000,000 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $120,000. The shares were issued to James Bursey, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.003 per share, according to the Settlement Agreement. James Bursey is not an affiliate.

●	On July 15, 2021, the Company issued 64,000,000 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $160,000. The shares were issued to James Bursey, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0025 per share, according to the Settlement Agreement. James Bursey is not an affiliate.

●	On July 20, 2021, the Company issued 69,597,910 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $208,793.73. The shares were issued to MSW Projects Ltd, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.003 per share, according to the Settlement Agreement. MSW Projects Ltd, is not an affiliate.

●	On July 21, 2021, the Company issued 69,597,910 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $208,793.73. The shares were issued to James Bursey, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.003 per share, according to the Settlement Agreement. James Bursey is not an affiliate.

●	On August 4, 2021, the Company issued 86,800,000 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $260,400. The shares were issued to James Bursey, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.003 per share, according to the Settlement Agreement. James Bursey is not an affiliate.

●	On August 5, 2021, the Company issued 95,477,304 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $262,562.59. The shares were issued to MSW Projects Ltd, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00275 per share, according to the Settlement Agreement. MSW Projects Ltd is not an affiliate.

●	On August 16, 2021, the Company issued 115,317,583 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $449,738.58. The shares were issued to James Bursey, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0039 per share, according to the Settlement Agreement. James Bursey is not an affiliate.

●	On August 25, 2021, the Company issued 126,734,024 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $190,101. The shares were issued to MSW Projects Ltd, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0015 per share, according to the Settlement Agreement. MSW Projects Ltd is not an affiliate.

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●	On August 27, 2021, the Company issued 139,280,692 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $208,921. The shares were issued to James Bursey, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0015 per share, according to the Settlement Agreement. James Bursey is not an affiliate.

●	On September 1, 2021, the Company issued 153,069,481 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $413,287.60. The shares were issued to MSW Projects Ltd, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0027 per share, according to the Settlement Agreement. MSW Projects Ltd is not an affiliate.

●	On December 9, 2021, the Company issued 206,300,283 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $165,040.23. The shares were issued to MSW Projects Ltd, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0008 per share, according to the Settlement Agreement. MSW Projects Ltd is not an affiliate.

●	On December 17, 2021, the Company issued 226,724,011 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $174,577.49. The shares were issued to MSW Projects Ltd, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00077 per share, according to the Settlement Agreement. MSW Projects Ltd is not an affiliate.

●	On December 30, 2021, the Company issued 249,417,188 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $140,920.71. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.000565 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On January 7, 2022, the Company issued 274,109,489 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $137,054.74. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0005 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On January 10, 2022, the Company issued 150,000,000 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $75,000. The shares were issued to Darling Capital, LLC, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0005 per share, according to the Settlement Agreement. Darling Capital, LLC is not an affiliate.

●	On January 12, 2022, the Company issued 316,096,329 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $158,048.16. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0005 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On January 20, 2022, the Company issued 347,389,865 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $173,694.93. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0005 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

39

●	On February 3, 2022, the Company issued 381,781,462 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $80,174.11. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00021 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On February 22, 2022, the Company issued 419,577,827 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $71,328.23. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00017 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On March 9, 2022, the Company issued 461,116,032 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $64,556.24. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00014 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On March 26, 2022, the Company issued 506,766,519 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $76,014.98. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00015 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On May 3, 2022, the Company issued 556,936,404 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $66,832.37. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00012 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On May 11, 2022, the Company issued 612,073,108 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $61,207.31. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0001 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On May 16, 2022, the Company issued 672,668,346 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $60,540.15. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00009 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On May 23, 2022, the Company issued 739,262,512 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $51,748.38. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00007 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On June 10, 2022, the Company issued 812,449,501 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $56,871.47. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00007 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On July 5, 2022, the Company issued 892,882,002 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $44,644.10. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00005 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

40

●	On July 12, 2022, the Company issued 981,277,320 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $49,063.87. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00005 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On July 18, 2022, the Company issued 1,078,423,774 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $107,842.38. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.0001 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On July 22, 2022, the Company issued 1,185,187,728 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $142,222.53. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00012 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On July 26, 2022, the Company issued 1,302,521,313 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $182,352.98. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00014 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On August 8, 2022, the Company issued 1,431,470,923 shares of its common stock to Top Knot, Inc. (USA) for payment of the settlement liability in the amount of $128,832.38. The shares were issued to Bruce Bent, which is the designated holder of Top Knot Inc. (USA). The value was determined based on the conversion price of $0.00009 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On August 25, 2022, the Company issued 1,573,186,545 shares of its common stock to Phase I Operations, Inc. for payment of the settlement liability in the amount of $125,854.92. The shares were issued to Bruce Bent, which is the designated holder of Phase I Operations, Inc. The value was determined based on the conversion price of $0.00008 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On August 30, 2022, the Company issued 1,728,932,012 shares of its common stock to Phase I Operations, Inc. for payment of the settlement liability in the amount of $121,025.24. The shares were issued to V2IP, Inc., which is the designated holder of Phase I Operations, Inc. The value was determined based on the conversion price of $0.00007 per share, according to the Settlement Agreement. V2IP, Inc. is not an affiliate.

●	On October 3, 2022, the Company issued 1,900,096,282 shares of its common stock to Phase I Operations, Inc. for payment of the settlement liability in the amount of $95,004.81. The shares were issued to Bruce Bent, which is the designated holder of Phase I Operations, Inc. The value was determined based on the conversion price of $0.00005 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On October 18, 2022, the Company issued 2,088,205,814 shares of its common stock to Phase I Operations, Inc. for payment of the settlement liability in the amount of $104,410.29. The shares were issued to Judith Goss, which is the designated holder of Phase I Operations, Inc. The value was determined based on the conversion price of $0.00005 per share, according to the Settlement Agreement. Judith Goss is not an affiliate.

41

●	On December 12, 2022, Bruce Bent retired 1,900,096,282 shares of the Company’s common stock issued to Phase I Operations, Inc. on October 3, 2022 for payment of the settlement liability in the amount of $95,004.81. The settlement liability increased by $95,004.81.

●	On December 12, 2022, Judith Goss retired 2,088,205,814 shares of the Company’s common stock issued to Phase I Operations, Inc. on October 18, 2022 for payment of the settlement liability in the amount of $104,410.29. The settlement liability increased by $104,410.29.

●	On December 12, 2022, V2IP, Inc. retired 1,728,932,012 shares of the Company’s common stock issued to Phase I Operations, Inc. for payment of the settlement liability in the amount of $121,025.24. The settlement liability increased by $121,025.24.

●	On July 24, 2023, the Company issued 1,728,932,012 shares of its common stock to Phase I Operations, Inc. for payment of the settlement liability in the amount of $86,446.60. The value was determined based on the conversion price of $0.00005 per share, according to the Settlement Agreement. Phase I Operations, Inc. is not an affiliate.

On December 7, 2023, the Company issued 1,900,096,281 shares of its common stock to Jim Wolff for payment of Management Agreement debt liability in the amount of $19,000.96. The value was determined based on the conversion price of $0.00001 per share, according to the Management Agreement. Jim Wolff was not an affiliate at the time of issuance.

On February 6, 2024, the Company issued 2,511,342 shares of its common stock to various shareholders pursuant to a conversion of the Series A Preferred stock of the Company held by minority shareholders of the Class. The value was determined based on a par value of $0.0001 of the Class in accordance with the Certificate of Designation of the Series A Preferred Shares. None of the shareholders were affiliates at the time of issuance.

Item 11. Description of Registrant’s Securities to be Registered.

Our authorized capital stock consists of common stock, $0.0001 par value, 40,000,000,000 shares authorized, of which 21,095,499,355 shares were issued and outstanding as of January 9, 2026. We are also authorized to issue 100,000,000 shares of Series A Preferred Stock, par value $0.0001 per share, of which 95,858,282 shares were issued and outstanding as of January 9, 2026, all of which are held, directly or indirectly, by Paul Strickland, our secretary and director.

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to this Registration Statement.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders.

Dividends. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the shareholders. The payment of dividends on our common stock will be a business decision to be made by our board of directors from time to time based upon results of our operations and our financial condition and any other factors that our board of directors considers relevant. Payment of dividends on our common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

42

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our company, holders of our common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of our common stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to our common stock. When issued in accordance with our articles of incorporation, bylaws and Florida law, shares of our common stock are fully paid and are not liable to further calls or assessment by us.

Series A Preferred Stock

(a) Designation, Par Value and Number. The designation of the series of Preferred Stock created hereby shall be “Series A Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be One Hundred Million (100,000,000) shares, par value $.0001 per share. In accordance with the terms hereof, each share of Series A Preferred Stock shall have the same relative rights as, and be identical in all respects with each other share of Series A Preferred Stock.

(b) Voting. In addition to the rights provided by law, Each share of Series A Preferred shall have Super Voting rights of 10,000 votes at any meeting for each 1 share of Series A Preferred held as of the record date for a vote or, if no record date is specified, as of the date of a vote and shall be entitled to vote on all matters submitted to the shareholders for a vote, voting together as a single class with the Common Stock and other securities that vote together with the Common Stock. The holders of the Series A Preferred Stock shall be entitled to notice of all meetings of shareholders and the rights related to voting in accordance with the Act and the Bylaws of the Corporation.

(c) Conversion. Each share of Series A Preferred may be converted into 1 shares of common stock (1:1) conversion rate (i) The right to convert is at the discretion of the Board of Directors of the Company.

(d) Dividends. Each holder of Series A Preferred shall be paid twice the amount of dividends issued by the Company to common stockholders on a pro rata basis with the number of Series A Preferred shares held.

(e) Liquidation Preference.

(i) General. In the event of any sale of all or substantially all of the assets of the Corporation, a sale of the Corporation, a dissolution, liquidation, bankruptcy, reorganization or other wind-down of the Corporation, whether voluntary or otherwise (a “Liquidation Event”), after payment or provision for payment of the Corporation’s debts and other liabilities, the holders of the Series A Preferred Stock, on a pro rata basis, shall be entitled to receive, prior and in preference to any distribution or payment made to the holders of any of the issued and outstanding shares of Common Stock, out of the Corporation’s remaining net assets, an aggregate amount equal to $4,000,000.

(ii) Insufficient Funds. If, upon the occurrence of a Liquidation Event, after payment or provision for payment of the debts and other liabilities of the Corporation and preferences or other rights granted to the holders of the Series A Preferred Stock, the remaining net assets and funds of the Corporation legally available for distribution to shareholders by reason of their ownership of stock of the Corporation shall be insuficient to pay the liquidation preference of the holders of the Series A Preferred Stock, then no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation and the entire assets and funds of the Corporation legally available for distribution to shareholders by reason of their ownership of stock of the Corporation shall be distributed pro rata among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(f) Registration. The holders of the Series A Preferred Stock shall have a right of first refusal to participate in or purchase stock in any registration statement filed by the Corporation.

(g) Transfer. Subject to compliance with federal, state or jurisdictional securities laws, the Series A Preferred Stock are freely assignable and transferable by the holder.

43

Transfer Agent and Registrar

Liberty Stock Transfer, Inc. is the transfer agent and registrar for our common stock.

Item 12. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by Florida corporate law and our Articles of Incorporation and Bylaws. We have agreed to indemnify each of our directors and officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 13. Financial Statements and Supplementary Data.

We are a smaller reporting company in accordance with Regulation S-X. Our financial statements are filed under this Item, beginning on page F-1.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

In our two most recent fiscal years, we had no disagreements with our independent accountants.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements and Schedule

(a) List separately all financial statements filed as part of the Registration Statement. (b) Furnish the exhibits required by Item 601 of Regulation S-K (§229.601 of this chapter).

We have filed the following documents as part of this Registration Statement on Form 10:

Financial Statements

Our financial statements are included beginning on page F-1 of this Registration Statement.

Annual Financial Statements (audited):

Quarterly Financial Statements (unaudited):

Financial Statement Schedules

All schedules have been omitted because they are not required, not applicable, not present in amounts sufficient to require submission of the schedule, or the required information is otherwise included in our financial statements and related notes.

(b) Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
4.1	10% Convertible Promissory Note dated October 11, 2023, $106,666.66 face value, in favor of James Wolff
4.2	10% Convertible Promissory Note dated February 14, 2024, $50,000.00 face value, in favor of Alpha Strategies Trading Software, Inc.
4.3	10% Convertible Promissory Note dated December 17, 2025, $50,000.00 face value, in favor of GMF Ventures, LLC
4.4	10% Convertible Promissory Note dated November 26, 2025, $50,000.00 face value, in favor of Nicosel, LLC
4.5	10% Convertible Promissory Note dated October 10, 2022, $50,000.00 face value, in favor of Selkirk Global Holdings, LLC
10.1	Settlement Agreement and Stipulation dated as of October 26, 2020 by and between VG LIFE SCIENCES, INC. and Top Knot, Inc. (USA)
10.2	Settlement Agreement and Stipulation dated as of April 21, 2021 by and between VG LIFE SCIENCES, INC. and Top Knot, Inc. (USA)
10.3	Settlement Agreement Assignment among Phase I Operations, Inc., Top Knot, Inc., and VG Life Sciences, Inc. dated August 22, 2022, as to $1,161,718.38 of debt
10.4	Settlement Agreement Assignment among Phase I Operations, Inc., Top Knot, Inc., and VG Life Sciences, Inc. dated August 22, 2022, as to $820,970.61 of debt
10.5	Management Agreement between VG Life Sciences, Inc. and Selkirk Global Holdings, LLC dated August 17, 2018
10.6	Management Agreement between VG Life Sciences, Inc. and James Wolff dated August 17, 2018

44

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VG LIFE SCIENCES,.

Date: March 6, 2026	By:	/s/ William Farrand
William P. Farrand

45

TABLE OF CONTENTS

SB TECHNOLOGY HOLDINGS INC

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of VG LIFE SCIENCES,.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of VG LIFE SCIENCES,. (“the Company”) as of December 31, 2024 and 2023, and the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2024 and 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit and requires substantial funding to continue its development and operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with accounting standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525

We have served as the Company’s auditor since 2024.

Spokane, Washington

July 29, 2025

F-2

SB TECHNOLOGY HOLDINGS INC

BALANCE SHEETS

	December 31, 2024	December 31, 2023
ASSETS

Current Assets:
Cash	—	—
Total Current Assets	—	—

Total Assets	$—	$—

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accrued expenses	$32,237	$16,383
Accrued management fees	984,986	744,329
Convertible notes payable – related party	58,383	47,938
Settlement liabilities	202,957	202,957
Derivative liability	1,171,004	1,229,441
Notes payable	388,634	379,328
Total Current Liabilities	2,838,201	2,620,376

Commitments and commitments	—	—

Stockholders’ Deficit:
Series A Preferred stock, 100,000,000 shares authorized, $0.0001 par value; 95,858,282 and 98,369,624 issued and outstanding, respectively	9,586	9,837
Common stock, 40,000,000,000 shares authorized, $0.0001 par value; 21,095,499,355 and 21,092,988,013 issued and outstanding, respectively	2,109,551	2,109,300
Additional paid-in capital	110,296,889	110,296,889
Accumulated deficit	(115,254,227)	(115,036,402)
Total Stockholders’ Deficit	(2,838,201)	(2,620,376)

Total Liabilities and Stockholders’ Deficit	$—	$—

The accompanying notes are an integral part of these financial statements.

F-3

SB TECHNOLOGY HOLDINGS INC

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2024	2023

Revenue:	$—	$—

Expenses:
Officer compensation	240,658	240,000
General and administrative	18,803	20,343
Total operating expenses	259,461	260,343
Loss from operations	(259,461)	(260,343)

Other Income (Expense):
Interest expense	(16,801)	(24,650)
Gain on extinguishment of debt	—	160,784
Loss on issuance of derivative	—	(1,138)
Change in fair value of derivative	58,437	(265,644)
Total other income (expense)	41,636	(130,648)

Net loss before income taxes	(217,825)	(390,991)
Provision for income tax	—	—
Net Loss	$(217,825)	$(390,991)

Income (loss) per share – basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding - basic and diluted	21,095,499,355	18,701,511,055

The accompanying notes are an integral part of these financial statements.

F-4

SB TECHNOLOGY HOLDINGS INC

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholder’
	Shares	Amount	Shares	Amount	capital	Deficit	Deficit

Balance, December 31, 2022	98,369,624	$9,837	17,463,959,720	$1,746,397	$110,554,345	$(114,645,411)	$(2,334,832)
Common stock issued for conversion of debt	—	—	3,629,028,293	362,903	(257,456)	—	105,447
Net loss	—	—	—	—	—	(390,991)	(390,991)
Balance, December 31, 2023	98,369,624	9,837	21,092,988,013	2,109,300	110,296,889	(115,036,402)	(2,620,376)
Preferred stock converted to common stock	(2,511,342)	(251)	2,511,342	251	—	—	—
Net loss	—	—	—	—	—	(217,825)	(217,825)
Balance, December 31, 2024	95,858,282	$9,586	21,095,499,355	$2,109,551	$110,296,889	$(115,254,227)	$(2,838,201)

The accompanying notes are an integral part of these financial statements.

F-5

SB TECHNOLOGY HOLDINGS INC

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2024	2023
Cash Flows from Operating Activities:
Net income (loss)	$(217,825)	$(390,991)
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Loss on issuance of derivative	—	1,138
Change in fair value of derivative	(58,439)	265,644
Amortization of debt discount	561	10,944
Gain on extinguishment of debt	—	(160,784)
Changes in operating assets and liabilities:
Accrued management fees	240,657	240,000
Accrued interest	15,854	13,706
Net cash used in operating activities	(19,192)	(20,343)

Cash Flows from Investing Activities:	—	—

Cash Flows from Financing Activities:
Proceeds from loans payable	9,306	—
Proceeds from convertible note – related party	9,886	20,343
Net cash provided by financing activities	19,192	20,343

Net change in cash	—	—
Cash beginning of year	—	—
Cash end of year	$—	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$—	$—
Income taxes	$—	$—

NON-CASH TRANSACTIONS
Common stock issued for conversion of debt	$—	$105,448

The accompanying notes are an integral part of these financial statements.

F-6

SB TECHNOLOGY HOLDINGS INC

Notes to Financial Statements

December 31, 2024

NOTE 1 — ORGANIZATION AND OPERATIONS

SB TECHNOLOGY HOLDINGS Inc. (the “Company” or “VGLS”), formerly Viral Genetics, Inc., was incorporated in California on July 11, 1995. The Company is engaged in research and development of therapeutic and diagnostic pharmaceutical and medical products. The Company was acquired by a publicly traded Delaware Corporation and became a reporting issuer on October 1, 2001. On November 5, 2001, the publicly traded company changed its name to Viral Genetics, Inc. The Company terminated registration with the SEC on March 24, 2009. The Company became a reporting issuer again on October 14, 2014. On November 26, 2012, the Company’s name was changed to VG Life Sciences, Inc. The Company’s fiscal year-end is December 31. The company terminated registration with the SEC on August 15, 2018. On May 28, 2025, the Company changed its name to VG LIFE SCIENCES,.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. At times, such deposits may be in excess of the Federal Deposit Insurance Corporation insurable amount (“FDIC”).

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents for the years ended December 31, 2024 and 2023.

Stock-based compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the FASB ASC Topic 718 whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

Derivative Financial Instruments

The Company evaluates its convertible notes to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a weighted-average Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.

F-7

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America under U.S. GAAP and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments as the notes bear interest rates that are consistent with current market rates.

The following table classifies the Company’s liabilities measured at fair value on a recurring basis into the fair value hierarchy as of:

December 31, 2024:

Description	Level 1	Level 2	Level 3
Derivative	$–	$–	$1,171,004
Total	$–	$–	$1,171,004

December 31, 2023:

Description	Level 1	Level 2	Level 3
Derivative	$–	$–	$1,229,441
Total	$–	$–	$1,229,441

Basic and Diluted Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260. Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed using the weighted-average number of common shares and the dilutive effect of contingent shares outstanding during the period. For the year ended December 31, 2024, there are 95,858,282 potentially dilutive shares of common stock from Series A preferred stock and approximately 14,550,000,000 potentially dilutive shares of common stock from convertible debt. For the year ended December 31, 2023, there are 88,532,661,600 potentially dilutive shares of common stock from Series A preferred stock and approximately 15,377,000,000 potentially dilutive shares of common stock from convertible debt. Diluted amounts are not presented when the effect of the computations are anti-dilutive due to the losses incurred. Accordingly, there would be no difference in the amounts presented for basic and diluted loss per share.

F-8

Income Taxes

Income taxes are accounted for in accordance with the provisions of FASB ASC Topic 740 – Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized, but no less than quarterly. Currently the company does not value an NOL because of the expectation that it will not be used.

Operating Segments

Operating segments are defined as components of an entity for which discrete financial information is available that is regularly reviewed by the Chief Operating Decision Maker (“CODM”), or decision maker group, in deciding how to allocate resources to an individual segment and in assessing performance. Our chief operating decision–making group is composed of the Chief Executive Officer. The Company has one operating segment as of December 31, 2024 and 2023.

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, in November 2023. This update enhances segment reporting disclosures to provide investors with more useful and transparent information about a company’s operating segments. Public companies must now disclose significant segment expenses that are regularly reviewed by the chief operating decision-maker (CODM). These expenses should be reported on an itemized basis, providing more insight into segment profitability. Companies must provide segment disclosures in both annual and interim reports. Required disclosures apply to all public entities under FASB’s segment reporting rules. Effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company adopted this ASU, effective for the year ended December 31, 2024.

The Company has implemented all new applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

As of December 31, 2024, the Company has an accumulated deficit and requires substantial additional funds to continue its research and development, to support its operations and to achieve its business development goals, the attainment of which are not assured. The Company has been able to satisfy certain liabilities with convertible indebtedness and common shares and enter into debt settlement arrangements, facilitated by third party financing, with vendors and creditors for substantial amounts of its various financial obligations. Convertible instruments have also been converted into equity. However, substantial indebtedness remains and substantial recurring losses from operations and additional liabilities continue to be incurred.

These factors and uncertainties raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might incur in the event the Company cannot continue in existence. Management has designed plans for sales of the Company’s future pharmaceutical related products. Management intends to seek additional capital from new equity securities offerings, from debt financing and debt restructuring to provide funds needed to increase liquidity, fund internal growth and fully implement its business plan. However, management can give no assurance that these funds will be available in adequate amounts, or if available, on terms that would be satisfactory to the Company.

The timing and amount of the Company’s capital requirements will depend on a number of factors, including (i) the need for funds to support research and development, (ii) payment requirements to sustain patent and licensing rights, (iii) demand for new products and services, (iv) the availability of opportunities for international expansion through affiliations, (v) maintaining its status as a public company and supporting shareholder and investor relations, (vi) the need to establish and maintain current and new business relationships, and (vii) for other general corporate business purposes.

F-9

NOTE 4 – DEBT SETTLEMENT

Top Knot, Inc. (the Assignor) was a Holder of a Court Ordered 3(a)10 Settlement Agreement (the “Settlement”) dated October 26, 2020, for the Principal Sum of $1,161,718, and a remaining balance of $19,138 of debt as of August 22, 2022, of the Company, consisting of $19,138 in Principal Settlement Amount. As of December 31, 2024 and 2023 the balance remains at $19,138.

The Assignor was a Holder of a Court Ordered 3(a)10 Settlement Agreement (the “Settlement”) dated April 21, 2021 for the Principal Sum of $5,883,380, and a remaining balance of $820,971 of debt as of August 22, 2022, of the Debtor, consisting of $820,971 in Principal Settlement Amount. As of December 31, 2024 and 2023 there is $183,819 and $183,819, respectively, outstanding.

NOTE 5 – CONVERTIBLE NOTES PAYABLE – RELATED PARTY

On October 10, 2022, the Company issued a $50,000, 10% convertible promissory note to Selkirk Global Holdings, LLC, (the “Note”). The Note matures October 9, 2023, has a 10% OID and is convertible into the Company’s common stock at a price equal to 55% of the average closing price of the Company’s common stock during the 20 consecutive trading days prior to the date on which the holder elects to convert all or part of the Note. The Note is being funded through the direct payment of Company expenses. As of December 31, 2024, $47,426 has been used for expenses, plus $4,785 OID. As of December 31, 2023, $37,930 has been used for expenses, plus $3,835 OID. The derivative liability has been calculated on the total funds advanced plus OID.

During the year ended December 31, 2022, the Company’s management directly paid for various company expenses in the amount of $6,173. A convertible exchange note was issued for the amount due on January 23, 2024, the note is non-interest bearing, due on demand and is convertible into shares of common stock at 50% of the lowest trading price during the twenty-five days prior to the date of conversion.

NOTE 6 – NOTES PAYABLE

On October 12, 2022, the Company executed a convertible promissory note with Jim Wolff for $106,667 (includes $10,667 OID). The note bears interest at 10% and matures on October 11, 2023. The note is convertible into shares of common stock at 55% of the average closing price for the twenty preceding days prior to conversion. As of December 31, 2023, the Company owes Jim Wolff $106,667 and $13,005 of principal and interest, respectively, for this note. As of December 31, 2024, the Company owes Jim Wolff $106,667 and $23,672 of principal and interest, respectively, for this note.

On November 19, 2020, the Company entered into a management agreement with Jim Wolff. As a result of this agreement the Company is indebted to Mr. Wolff for prior accrued compensation. The balance due is convertible into shares of common stock at a 75% discount to the lowest price for the 30 preceding days prior to conversion. On December 7, 2023, Mr. Wolff converted $19,001 into 1,900,096,281 shares of common stock. As of December 31, 2024 and 2023, the amount due is $272,661 and $272,661, respectively, for this note.

On February 14,2024, the Company issued a convertible promissory note to Alpha Trading Strategies Software, Inc for up to $50,000. The note bears interest at 10%, matures on February 13, 2025, and is convertible into shares of common stock at 55% of the average closing price of the Company’s common stock during the 20 consecutive Trading Days prior to the date of conversion. As of December 31, 2024, $9,307 of the note has been funded and there is $585 of accrued interest due.

F-10

Activity of the derivative liability for these notes is as follows:

Balance at December 31, 2022	$1,124,581

Decrease to derivative due to conversions	(160,784)
Derivative loss due to mark to market adjustment	265,644
Balance at December 31, 2023	1,229,441

Derivative gain due to mark to market adjustment	(58,437)
Balance at December 31, 2024	$1,171,004

A summary of quantitative information about significant unobservable inputs (Level 3 inputs) used in measuring the Company’s derivative liability that are categorized within Level 3 of the fair value hierarchy is as follows:

Inputs	December 31, 2024	December 31, 2023	Initial Valuation
Stock price	$0.0001	$0.0001	$0.0039 – 0.0001
Conversion price	$0.00006	$0.000025 – 0.000017	$0.002 – 0.00003
Volatility (annual)	357.74%	290.99%	259.35 – 500.68%
Risk-free rate	4.73%	5.4%	4.19 – 4.42%
Dividend rate	–	–	–
Years to maturity	0.25	0.25	1

NOTE 7 – COMMON STOCK

During the year ended December 31, 2023, the Company issued 1,728,932,012 shares of common stock in conversion of $86,447 of notes payable (Note 4).

During the year ended December 31, 2023, the Company issued 1,900,096,281 shares of common stock in conversion of $19,001 of a note payable (Note 6). As a result, the company recognized a total gain on the extinguishment of debt of $160,784.

NOTE 8 – PREFERRED STOCK

The Company is authorized to issue 100,000,000 shares of $0.0001 par value Series A preferred stock (“Series A”). Each share of Series A shall have Super Voting rights of 10,000 votes at any meeting for each 1 share of Series A Preferred held. On February 1, 2024, the conversion ratio for the preferred shares was changed from 900 to 1 share of common stock for every share of preferred. The Series A is entitled to dividends to be paid twice the amount of dividends issued by the Company to common stockholders on a pro rata basis with the number of Series A Preferred shares held.

On February 6, 2024, the Board of Directors elected to convert 2,511,342 shares of Series A preferred stock, held by 34 separate holders into 2,511,342 restricted common shares.

NOTE 9 – INCOME TAXES

The Company has accumulated approximately $115,000,000 of net operating losses (“NOL”) as of December 31, 2024 carried forward to offset future taxable income. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

Due to the change in ownership provisions of the Internal Revenue Code §381, net operating loss carryovers for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE 10 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were issued on June 29, 2025, and has determined that it does not have any material subsequent events to disclose in these financial statements other than the following.

On May 27, 2025, the Board of Directors approved a 1 for 20,000 reverse split of its common stock shares, as well as a name change for the company to VG LIFE SCIENCES,. The approval of the reverse and name change have been submitted to the shareholders for approval.

F-11

TABLE OF CONTENTS

SB TECHNOLOGY HOLDINGS INC

F-12

SB TECHNOLOGY HOLDINGS INC

BALANCE SHEETS

	September 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash	$—	$—
Total Current Assets	—	—

Total Assets	$—	$—

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accrued expenses	$45,132	$32,237
Accrued management fees	1,164,986	984,986
Convertible notes payable – related party	59,107	58,383
Settlement liabilities	202,957	202,957
Derivative liability	1,494,989	1,171,004
Notes payable	425,934	388,634
Total Current Liabilities	3,393,105	2,838,201

Total Liabilities	3,393,105	2,838,201

Commitments and commitments	—	—

Stockholders’ Deficit:
Series A Preferred stock, 100,000,000 shares authorized, $0.0001 par value; 95,858,282 and 95,858,282 issued and outstanding, respectively	9,586	9,586
Common stock, 40,000,000,000 shares authorized, $0.0001 par value; 21,095,499,355 and 21,095,499,355 issued and outstanding, respectively	2,109,551	2,109,551
Additional paid-in capital	110,296,889	110,296,889
Accumulated deficit	(115,809,131)	(115,254,227)
Total Stockholders’ Deficit	(3,393,105)	(2,838,201)

Total Liabilities and Stockholders’ Deficit	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-13

SB TECHNOLOGY HOLDINGS INC

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024

Revenue:	$—	$—	$	$—

Expenses:
Officer compensation	60,000	60,000	180,000	180,000
General and administrative	27,100	5,930	37,958	14,919
Total operating expenses	87,100	65,930	217,958	194,919
Loss from operations	(87,100)	(65,930)	(217,958)	(194,919)

Other Income (Expense):
Interest expense	(4,276)	(5,745)	(12,961)	(12,481)
Change in fair value of derivative	(79,447)	(1,403)	(323,985)	2,441,346
Total other income (expense)	(83,723)	(7,148)	(336,946)	2,428,865

Net (loss) income before income taxes	(170,823)	(73,078)	(554,904)	2,233,946
Provision for income tax	—	—	—	—
Net (Loss) Income	$(170,823)	$(73,078)	$(554,904)	$2,233,946

(Loss) income per share – basic and diluted	$(0.00)	$(0.00)	$(0.00)	$0.00
Weighted average shares outstanding - basic and diluted	21,095,499,355	21,095,499,355	21,095,168,189	21,095,168,189

The accompanying notes are an integral part of these unaudited financial statements.

F-14

SB TECHNOLOGY HOLDINGS INC

STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Unaudited)

	Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholder’
	Shares	Amount	Shares	Amount	capital	Deficit	Deficit

Balance, December 31, 2024	95,858,282	$9,586	21,095,499,355	$2,109,551	$110,296,889	$(115,254,227)	$(2,838,201)
Net loss	—	—	—	—	—	(80,631)	(80,631)
Balance, March 31, 2025	95,858,282	9,586	21,095,499,355	2,109,551	110,296,889	(114,862,883)	(2,446,857)
Net loss	—	—	—	—	—	(303,450)	(303,450)
Balance, June 30, 2025	95,858,282	9,586	21,095,499,355	2,109,551	110,296,889	(114,880,526)	(2,464,500)
Net loss	—	—	—	—	—	(170,823)	(170,823)
Balance, September 30, 2025	95,858,282	$9,586	21,095,499,355	$2,109,551	$110,296,889	$(115,809,131)	$(3,393,105)

	Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholder’
	Shares	Amount	Shares	Amount	capital	Deficit	Deficit

Balance, December 31, 2023	98,369,624	$9,837	21,092,988,013	$2,109,300	$110,296,889	$(115,036,402)	$(2,620,376)
Preferred stock converted to common	(2,511,342)	(251)	2,511,342	251	—	—	—
Net income	—	—	—	—	—	2,373,166	2,373,166
Balance, March 31, 2024	95,858,282	9,586	21,095,499,355	2,109,551	110,296,889	(112,663,236)	(247,210)
Net loss	—	—	—	—	—	(66,142)	(66,142)
Balance, June 30, 2024	95,858,282	9,586	21,095,499,355	2,109,551	110,296,889	(112,729,378)	(313,352)
Net loss	—	—	—	—	—	(73,078)	(73,078)
Balance, September 30, 2024	95,858,282	$9,586	21,095,499,355	$2,109,551	$110,296,889	$(112,802,456)	$(386,430)

The accompanying notes are an integral part of these unaudited financial statements.

F-15

SB TECHNOLOGY HOLDINGS INC

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30,
	2025	2024
Cash Flows from Operating Activities:
Net (loss) income	$(554,904)	$2,233,946
Adjustments to reconcile net (loss) income to net cash used by operating activities:
Change in fair value of derivative	323,985	(2,441,346)
Amortization of debt discount	66	—
Changes in operating assets and liabilities:
Accrued management fees	180,000	180,000
Accrued interest	12,895	11,920
Net cash used in operating activities	(37,958)	(15,480)

Cash Flows from Investing Activities:	—	—

Cash Flows from Financing Activities:
Proceeds from loans payable	37,300	9,307
Proceeds from convertible note – related party	658	6,173
Net cash provided by financing activities	37,958	15,480

Net change in cash	—	—
Cash beginning of period	—	—
Cash end of period	$—	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$—	$—
Income taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

F-16

SB TECHNOLOGY HOLDINGS INC

Notes to Financial Statements

September 30, 2025

NOTE 1 — ORGANIZATION AND OPERATIONS

SB TECHNOLOGY HOLDINGS Inc. (the “Company” or “VGLS”), formerly Viral Genetics, Inc., was incorporated in California on July 11, 1995. The Company is engaged in research and development of therapeutic and diagnostic pharmaceutical and medical products. The Company was acquired by a publicly traded Delaware Corporation and became a reporting issuer on October 1, 2001. On November 5, 2001, the publicly traded company changed its name to Viral Genetics, Inc. The Company terminated registration with the SEC on March 24, 2009. The Company became a reporting issuer again on October 14, 2014. On November 26, 2012, the Company’s name was changed to VG Life Sciences, Inc. The Company’s fiscal year-end is December 31. The company terminated registration with the SEC on August 15, 2018. On May 28, 2025, the Company changed its name to VG LIFE SCIENCES,.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). These financial statements and the notes attached hereto should be read in conjunction with the financial statements and notes included in the Company’s financial statements for the ended December 31, 2024. In the opinion of management, all adjustments, including normal recurring adjustments necessary to present fairly the financial position of the Company, as of September 30, 2025, and the results of its operations and cash flows for the nine months then ended have been included. The results of operations for the interim period are not necessarily indicative of the results for the full year ending December 31, 2025.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. At times, such deposits may be in excess of the Federal Deposit Insurance Corporation insurable amount (“FDIC”).

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents for the periods ended September 30, 2025 and December 31, 2024.

Stock-based compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the FASB ASC Topic 718 whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

F-17

Derivative Financial Instruments

The Company evaluates its convertible notes to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a weighted-average Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America under U.S. GAAP and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments as the notes bear interest rates that are consistent with current market rates.

The following table classifies the Company’s liabilities measured at fair value on a recurring basis into the fair value hierarchy as of:

September 30, 2025:

Description	Level 1	Level 2	Level 3
Derivative	$–	$–	$1,494,989
Total	$–	$–	$1,494,989

December 31, 2024:

Description	Level 1	Level 2	Level 3
Derivative	$–	$–	$1,171,004
Total	$–	$–	$1,171,004

Basic and Diluted Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260. Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed using the weighted-average number of common shares and the dilutive effect of contingent shares outstanding during the period. For the nine months ending September 30, 2025, there are 95,858,282 potentially dilutive shares of common stock from Series A preferred stock and approximately 15,375,000,000 potentially dilutive shares of common stock from convertible debt. For the nine months ending September 30, 2024, there are 95,858,282 potentially dilutive shares of common stock from Series A preferred stock and approximately 13,717,000,000 potentially dilutive shares of common stock from convertible debt. Diluted amounts are not presented when the effect of the computations are anti-dilutive due to the losses incurred. Accordingly, there would be no difference in the amounts presented for basic and diluted loss per share.

F-18

Income Taxes

Income taxes are accounted for in accordance with the provisions of FASB ASC Topic 740 – Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized, but no less than quarterly. Currently the company does not value an NOL because of the expectation that it will not be used.

Operating Segments

Operating segments are defined as components of an entity for which discrete financial information is available that is regularly reviewed by the Chief Operating Decision Maker (“CODM”), or decision maker group, in deciding how to allocate resources to an individual segment and in assessing performance. Our chief operating decision–making group is composed of the Chief Executive Officer. The Company has one operating segment as of September 30, 2025.

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, in November 2023. This update enhances segment reporting disclosures to provide investors with more useful and transparent information about a company’s operating segments. Public companies must now disclose significant segment expenses that are regularly reviewed by the chief operating decision-maker (CODM). These expenses should be reported on an itemized basis, providing more insight into segment profitability. Companies must provide segment disclosures in both annual and interim reports. Required disclosures apply to all public entities under FASB’s segment reporting rules. Effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company adopted this ASU, effective for the year ended December 31, 2024.

The Company has implemented all new applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

As of September 30, 2025, the Company has an accumulated deficit and requires substantial additional funds to continue its research and development, to support its operations and to achieve its business development goals, the attainment of which are not assured. The Company has been able to satisfy certain liabilities with convertible indebtedness and common shares and enter into debt settlement arrangements, facilitated by third party financing, with vendors and creditors for substantial amounts of its various financial obligations. Convertible instruments have also been converted into equity. However, substantial indebtedness remains and substantial recurring losses from operations and additional liabilities continue to be incurred.

These factors and uncertainties raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might incur in the event the Company cannot continue in existence. Management has designed plans for sales of the Company’s future pharmaceutical related products. Management intends to seek additional capital from new equity securities offerings, from debt financing and debt restructuring to provide funds needed to increase liquidity, fund internal growth and fully implement its business plan. However, management can give no assurance that these funds will be available in adequate amounts, or if available, on terms that would be satisfactory to the Company.

F-19

The timing and amount of the Company’s capital requirements will depend on a number of factors, including (i) the need for funds to support research and development, (ii) payment requirements to sustain patent and licensing rights, (iii) demand for new products and services, (iv) the availability of opportunities for international expansion through affiliations, (v) maintaining its status as a public company and supporting shareholder and investor relations, (vi) the need to establish and maintain current and new business relationships, and (vii) for other general corporate business purposes.

NOTE 4 – DEBT SETTLEMENT

Top Knot, Inc. (the Assignor) was a Holder of a Court Ordered 3(a)10 Settlement Agreement (the “Settlement”) dated October 26, 2020, for the Principal Sum of $1,161,718, and a remaining balance of $19,138 of debt as of August 22, 2022, of the Company, consisting of $19,138 in Principal Settlement Amount. As of September 30, 2025 and December 31, 2024 the balance remains at $19,138.

The Assignor was a Holder of a Court Ordered 3(a)10 Settlement Agreement (the “Settlement”) dated April 21, 2021 for the Principal Sum of $5,883,380, and a remaining balance of $820,971 of debt as of August 22, 2022, of the Debtor, consisting of $820,971 in Principal Settlement Amount. As of September 30, 2025 and December 31, 2024, there is $183,819 and $183,819, respectively, outstanding.

NOTE 5 – CONVERTIBLE NOTES PAYABLE – RELATED PARTY

On October 10, 2022, the Company issued a $50,000, 10% convertible promissory note to Selkirk Global Holdings, LLC, (the “Note”). The Note matures October 9, 2023, has a 10% OID and is convertible into the Company’s common stock at a price equal to 55% of the average closing price of the Company’s common stock during the 20 consecutive trading days prior to the date on which the holder elects to convert all or part of the Note. The Note is being funded through the direct payment of Company expenses. As of September 30, 2025, $48,084 has been used for expenses, plus $4,851 OID. As of December 31, 2024, $47,426 has been used for expenses, plus $4,785 OID. The derivative liability has been calculated on the total funds advanced plus OID.

During the year ended December 31, 2022, the Company’s management directly paid for various company expenses in the amount of $6,173. A convertible exchange note was issued for the amount due on January 23, 2024, the note is non-interest bearing, due on demand and is convertible into shares of common stock at 50% of the lowest trading price during the twenty-five days prior to the date of conversion. As of September 30, 2025 and December 31, 2024 the balance remains at $6,173.

NOTE 6 – NOTES PAYABLE

On November 19, 2020, the Company entered into a management agreement with Jim Wolff. As a result of this agreement the Company is indebted to Mr. Wolff for prior accrued compensation. The balance due is convertible into shares of common stock at a 75% discount to the lowest price for the 30 preceding days prior to conversion. On December 7, 2023, Mr. Wolff converted $19,001 into 1,900,096,281 shares of common stock. As of September 30, 2025 and December 31, 2024, the amount due is $272,661 and $272,661, respectively, for this note.

On October 12, 2022, the Company executed a convertible promissory note with Jim Wolff for $106,667 (includes $10,667 OID). The note bears interest at 10% and matures on October 11, 2023. The note is convertible into shares of common stock at 55% of the average closing price for the twenty preceding days prior to conversion. As of September 30, 2025, the Company owes Jim Wolff $106,667 and $31,672 of principal and interest, respectively, for this note. As of December 31, 2024, the Company owes Jim Wolff $106,667 and $23,672 of principal and interest, respectively, for this note.

On February 14,2024, the Company issued a convertible promissory note to Alpha Trading Strategies Software, Inc for up to $50,000. The note bears interest at 10%, matures on February 13, 2025, and is convertible into shares of common stock at 55% of the average closing price of the Company’s common stock during the 20 consecutive Trading Days prior to the date of conversion. As of September 30, 2025, $46,607 of the note has been funded and there is $1,556 of accrued interest due. As of December 31, 2024, $9,307 of the note has been funded and there is $585 of accrued interest due.

F-20

Activity of the derivative liability for these notes is as follows:

Balance at December 31, 2023	$1,229,441
Derivative gain due to mark to market adjustment	(58,437)
Balance at December 31, 2024	1,171,004
Derivative loss due to mark to market adjustment	323,985
Balance at September 30, 2025	$1,494,989

A summary of quantitative information about significant unobservable inputs (Level 3 inputs) used in measuring the Company’s derivative liability that are categorized within Level 3 of the fair value hierarchy is as follows:

Inputs	September 30, 2025	December 31, 2024	Initial Valuation
Stock price	$0.0001	$0.0001	$0.0039 – 0.0001
Conversion price	$0.00003 – 0.00006	$0.00006	$0.002 – 0.00003
Volatility (annual)	769.58%	357.74%	259.35 – 500.68%
Risk-free rate	4.02%	4.73%	4.19 – 4.42%
Dividend rate	–	–	–
Years to maturity	0.25	0.25	1

NOTE 7 – COMMON STOCK

On May 27, 2025, the Board of Directors approved a 1 for 20,000 reverse split of its common stock shares, as well as a name change for the company to SB Technology Holdings, Inc.. The approval of the reverse and name change have been submitted to the shareholders for approval.

NOTE 8 – PREFERRED STOCK

The Company is authorized to issue 100,000,000 shares of $0.0001 par value Series A preferred stock (“Series A”). Each share of Series A shall have Super Voting rights of 10,000 votes at any meeting for each 1 share of Series A Preferred held. On February 1, 2024, the conversion ratio for the preferred shares was changed from 900 to 1 share of common stock for every share of preferred. The Series A is entitled to dividends to be paid twice the amount of dividends issued by the Company to common stockholders on a pro rata basis with the number of Series A Preferred shares held.

On February 6, 2024, the Board of Directors elected to convert 2,511,342 shares of Series A preferred stock, held by 34 separate holders into 2,511,342 restricted common shares.

NOTE 9 – INCOME TAXES

The Company has accumulated approximately $24,000,000 of net operating losses (“NOL”) as of September 30, 2025 carried forward to offset future taxable income. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

Due to the change in ownership provisions of the Internal Revenue Code §381, net operating loss carryovers for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE 10 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the unaudited financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

On November 6, 2025, the Company entered into a Forbearance Agreement with three of its Borrowers in which the borrowers have agreed to forbear from exercising any of their rights and remedies under the Loan Documents and applicable law in respect of certain Events of Default under the Loan Documents, and Lender has agreed to so forbear upon the terms and subject to the conditions set forth in this Forbearance Agreement.

F-21